Amended and Restated Prospectus Supplement
(To Prospectus dated April 17, 2009)

E*TRADE Financial Corporation

Shares of Common Stock and Class A Senior Convertible Debentures due 2019

This prospectus supplement relates to:

•	$1,029,670,000 principal amount of our Class A Senior Convertible Debentures due 2019 (the “Class A Debentures”) and

•
166,183,569 shares of our common stock, par value $0.01 per share, and an indeterminate number of shares of common stock as may be issued upon conversion of the Class A Debentures, not to exceed 995,812,379 shares which may be sold from time to time by the selling securityholders named herein.

The Class A Debentures are general senior obligations of E*TRADE Financial Corporation and, except as described in this prospectus supplement, are not and will not be secured by any property or assets and are not and will not be guaranteed by any of our subsidiaries through which we currently conduct substantially all of our operations.  In the future, as described in more detail in this prospectus supplement, we may be required to secure the Class A Debentures and certain of our subsidiaries will be required to guarantee the Class A Debentures.  Such security and guarantees may not provide the holders of the Class A Debentures with any further protection.  See “Description of Other Indebtedness,” “Description of Debentures” and “Risk Factors” for a more complete description of the terms of the Class A Debentures and the risks associated with any investment in the Class A Debentures.

The selling securityholders may offer and sell the common stock and Class A Debentures (together, the “securities”) offered hereby directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  The securities may be sold in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale.  If underwriters, brokers, dealers or agents are used to sell the securities, we will name them and describe their compensation in a supplement to this prospectus supplement.

We will not receive any of the proceeds from the sale of the securities pursuant to this prospectus supplement.  We are, however, responsible for expenses incident to the registration under the Securities Act of 1933 of the offer and sale of the securities.

The Class A Debentures will not be listed on any securities exchange.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC”.  The closing price of our common stock on September 22, 2009 was $1.92 per share.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this amended and restated prospectus supplement is September 23, 2009.  This amended and restated prospectus supplement amends and restates in its entirety the prospectus supplement dated July 2, 2009.

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “Company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus supplement may be used only where it is legal to sell the securities offered hereby.  You should not assume that the information in this prospectus supplement, the accompanying prospectus, any related Company free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus supplement.  Also, you should not assume that there has been no change in the affairs of E*TRADE since the date of this prospectus supplement.  Our business, financial condition, results of operations and prospects may have changed since that date.

We refer to E*TRADE Financial Corporation in this prospectus supplement as “E*TRADE”, the “Company”, “we”, “us”, “our” or comparable terms.  All such references refer to E*TRADE Financial Corporation and not its consolidated subsidiaries unless expressly indicated or the context otherwise requires.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process.  This document contains two parts.  The first part consists of this prospectus supplement, which provides you with specific information about the securities being sold and about the offering itself.  The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.  If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our securities.  Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information”.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate herein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not statements of historical facts are hereby identified as forward-looking statements for these purposes.  In particular, statements that we make under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009 and June 30, 2009 and our Current Reports on Form 8-K dated May 14, 2009 and September 15, 2009 relating to our overall volume trends, and industry forces, margin trends, anticipated capital expenditures and our strategies are forward-looking statements.  When used or incorporated by reference in this document, the words “may”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “plan”, “should” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of market conditions, historical trends, current conditions, expected future developments and other factors they believe to be appropriate.  Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements.  Except as expressly stated herein, we disclaim any duty to update any forward-looking statements.  Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements are set forth under “Risk Factors” and discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009 and June 30, 2009 and our Current Report on Form 8-K dated May 14, 2009, including the following:

•	potential actions that government regulators may take with respect to us or our subsidiaries;

•
our potential inability to service our substantial indebtedness and to, if necessary, raise sufficient additional capital or further reduce indebtedness, and the potential negative regulatory consequences that may result therefrom;

•
our potential inability to return to profitability, particularly in light of the significant losses we incurred in 2008 and the substantial diminution in customer assets and accounts we experienced as a result of the losses in our Balance Sheet Management segment in 2007;

•
potential increases in our loan losses and provisions for loan losses if the residential real estate and credit markets continue to deteriorate, which could lead to concerns about our continued viability;

•	our potential inability to retain our current customer assets and accounts;

•	our potential inability to reduce the credit risk in our loan portfolio;

•	liabilities and costs associated with investigations and lawsuits, including those relating to our losses from mortgage loans and asset-backed securities;

•	our potential inability to compete effectively;

•	our potential inability to control our operating expenses;

•	adverse changes in general economic conditions, including fluctuations in interest rates;

•	adverse changes in governmental regulations or enforcement practices; and

•	other factors described elsewhere in this prospectus supplement or the accompanying prospectus or in our current and future filings with the SEC.

We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks.  New information, future events or risks may cause the forward-looking events we discuss in this prospectus supplement not to occur.

E*TRADE FINANCIAL CORPORATION

E*TRADE Financial Corporation is a financial services company that provides online brokerage and related products and services primarily to individual retail investors, under the brand “E*TRADE Financial”.  Our products and services include investor-focused banking, primarily sweep deposits and savings products, and asset gathering.  Our competitive strategy is to attract and retain customers by emphasizing low-cost, ease of use and innovation, with delivery of our products and services primarily through online and technology-intensive channels.

We operate directly and through numerous subsidiaries many of which are overseen by governmental and self-regulatory organizations.  Our most significant direct and indirect subsidiaries are described below:

•      E*TRADE Bank is a federally chartered savings bank that provides investor-focused banking services to retail customers nationwide and deposit accounts insured by the Federal Deposit Insurance Corporation (“FDIC”);

•      E*TRADE Capital Markets, LLC is a registered broker-dealer and market-maker;

•      E*TRADE Clearing LLC is the clearing firm for our brokerage subsidiaries and is a wholly-owned operating subsidiary of E*TRADE Bank.  Its main purpose is to transfer securities from one party to another; and

•      E*TRADE Securities LLC is a registered broker-dealer and is a wholly-owned operating subsidiary of E*TRADE Bank.  It is the primary provider of brokerage services to our customers.

We provide services primarily to customers in the U.S. through our website at www.etrade.com.  We also offer, either alone or with our partners, branded retail websites in countries outside of the U.S., the most significant of which are:  Denmark, Estonia, Finland, France, Germany, Hong Kong, Iceland, the Netherlands, Norway, Singapore, Sweden, the United Arab Emirates and the United Kingdom.

In addition to our websites, we also provide services through our network of customer service representatives, relationship managers and investment advisors.  We provide these services over the phone or in person through our 29 E*TRADE Financial Centers.

Our corporate offices are located at 135 East 57th Street, New York, New York 10022 (tel:  646-521-4300).  We were incorporated in California in 1982 and reincorporated in Delaware in July 1996.  We maintain a website at www.etrade.com where general information about us is available.  Information on our website is not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

At The Market Stock Offering

On September 22, 2009, we completed our previously announced At The Market (ATM) common stock offering.  Pursuant to this offering, we sold 80,226,756 shares of common stock for gross proceeds of $150 million, resulting in net proceeds of approximately $147 million after deducting commissions and offering expenses.

Management Transition

On September 9, 2009, we announced that Donald H. Layton will step down as Chairman and CEO, and as a member of the Board of Directors, at the end of 2009 on schedule when his contract expires. Mr. Layton will work in partnership with a special committee of the Board of Directors to oversee a search for his successor.  For additional information regarding this matter, we refer you to our Current Report on Form 8-K filed with the SEC on September 9, 2009.

Termination of Stockholder Rights Plan

On September 11, 2009, in accordance with the stockholder advisory vote at the special stockholder meeting held on August 19, 2009, we entered into an amendment with respect to the Rights Agreement, dated as of July 9, 2001, as amended, between the Company and American Stock Transfer and Trust Company, to accelerate the final expiration date of the rights issued thereunder to the close of business on September 11, 2009, effectively terminating our stockholder rights plan as of that date.

Contribution of $100 Million to E*TRADE Bank

In response to a request by the Office of Thrift Supervision, we contributed an additional $100 million in cash to E*TRADE Bank in exchange for equity in the quarter ending September 30, 2009.

Debt Exchange

On June 22, 2009, we commenced an offer to all holders of our 8% Senior Notes due 2011 (the “2011 Notes”) and our 12.5% Springing Lien Notes due 2017 (the “2017 Notes”) to exchange (the “Debt Exchange”) (i) any and all outstanding 2011 Notes and (ii) up to $310 million aggregate principal amount of 2017 Notes held by holders other than Citadel Equity Fund Ltd., an affiliate of Citadel Investment Group, L.L.C. (“Citadel”), plus at least $600 million but not more than $1 billion of 2017 Notes to be tendered by Citadel, in each case for an equal aggregate principal amount of zero-coupon convertible debentures due 2019 (the “Debentures”).  The Debt Exchange expired on August 19, 2009 and closed on August 25, 2009.  Holders who tendered their 2011 Notes and 2017 Notes received, at the closing of the Debt Exchange, cash in the amount of the accrued and unpaid interest on the 2011 Notes and 2017 Notes exchanged.  The Debentures issued in the Debt Exchange are designated as either Class A Debentures or Class B Debentures and are identical except for the conversion price for each class of Debentures.  The initial conversion price of the Class A Debentures is $1.0340.  The initial conversion price for the Class B Debentures is $1.5510, or 150% of the initial conversion price applicable to the Class A Debentures.  On the closing of the Debt Exchange, $1,739,616,000 aggregate principal amount of Class A Debentures (including the Class A Debentures offered hereby) and $2,255,000 aggregate principal amount of Class B Debentures were issued in exchange for $431,871,000 aggregate principal amount of 2011 Notes and $1,310,000,000 of 2017 Notes.

In connection with the Debt Exchange, we obtained consents representing a majority of the aggregate principal amount of each of the 2011 Notes and the 2017 Notes (both including and excluding such 2011 Notes and 2017 Notes held by Citadel) to amend the indentures relating to such 2011 Notes and 2017 Notes to permit us to participate in the U.S. Department of Treasury’s TARP Capital Purchase Program in the event our application is approved and provided we obtain at such time an analogous amendment to the indentures governing our 7.375% Senior Notes due 2013 (the “2013 Notes”) and 7.875% Senior Notes due 2015 (the “2015 Notes”).  In addition, we obtained consents representing a majority of the aggregate principal amount of the 2017 Notes (both including and excluding such 2017 Notes held by Citadel) to amend the definition of “Change of Control” in the indenture relating to the 2017 Notes to make clause (1) of the definition (concerning the beneficial ownership of our capital stock) consistent with the analogous provision in the indentures relating to the 2011 Notes, 2013 Notes and 2015 Notes.  By tendering their 2011 Notes and 2017 Notes in the Debt Exchange during the Early Tender Period, holders were automatically deemed to have delivered consent to each such amendment and waiver, and to have waived any consent fee, in each case as to their tendered 2011 Notes and 2017 Notes.  On July 9, 2009, we executed supplemental indentures relating to the 2011 and 2017 Notes to make the amendments described above.

Public Equity Offering

On June 24, 2009, we closed an underwritten public equity offering of 500 million shares of our common stock (the “Public Equity Offering”) at a public offering price of $1.10 per share.  The net proceeds to us from the sale of the shares of common stock were approximately $522.6 million, after deducting underwriting discounts and commissions and estimated offering expenses.  Citadel purchased approximately 90.9 million shares in the Public Equity Offering.  We did not pay any commissions and the underwriter did not receive any discounts on the shares sold in the Public Equity Offering to Citadel.

Special Stockholder Meeting

On August 19, 2009, we held a Special Meeting of Stockholders (the “Special Meeting”) to (1) increase the number of authorized shares of our common stock to 4 billion, (2) approve the issuance of the consideration offered to holders of 2011 Notes and 2017 Notes (including Citadel) in the Debt Exchange and (3) approve the potential issuance of common stock or securities convertible or exchangeable into or exercisable for, common stock in connection with future debt exchange transactions, up to an aggregate of 365 million shares.  In addition, we also asked our stockholders for an advisory vote on whether to maintain our Stockholder Rights Plan.  At the Special Meeting, each of the proposals were approved and the advisory vote was in favor of advising the Board to terminate our Stockholder Rights Plan.  Our Board of Directors has since elected to terminate the Stockholder Rights Plan.

Conversion of Debentures

As described elsewhere herein, in August 2009, we issued approximately $1.7 billion of our Debentures upon completion of the Debt Exchange.  The Debentures are convertible into shares of our common stock at any time at the option of the holders thereof.  As of September 22, 2009, approximately $469 million aggregate principal amount of our Debentures had been converted into an aggregate of approximately 453 million shares of our common stock.  The information included or incorporated by reference in this prospectus supplement does not reflect conversions of the Debentures.  Except as required in connection with our periodic and other reports to be filed with the SEC, we undertake no duty to update information with respect to the conversions of the Debentures in the future.

RISK FACTORS

In addition to the other information set forth in this prospectus supplement, you should carefully consider the following factors which could materially affect our business, financial condition or future results.  The risks described below are not the only risks we are facing.

Risks Relating to an Investment in Our Company

If we are requested by the Office of Thrift Supervision, or OTS, to raise additional equity to support E*TRADE Bank or to further reduce debt at the Company and we are unable to do so, we could face negative regulatory actions, including a public form of supervisory action by the OTS.  Any such actions could have a material negative effect on our business and the value of our common stock and Debentures.

We are a Savings and Loan Holding Company for E*TRADE Bank, our FDIC-insured thrift subsidiary, and both we and E*TRADE Bank are subject to regulation by the OTS as our primary federal banking regulator.  Prior to completing the Debt Exchange and the Public Equity Offering, the OTS advised us, and we agreed, that we needed to raise additional equity capital for E*TRADE Bank and reduce substantially the amount of our outstanding debt in order to withstand any further deterioration in current credit and market conditions.  While we have completed the Debt Exchange, the Public Equity Offering and the ATM common stock offering, pursuant to memoranda of understanding we and E*TRADE Bank entered into with the OTS, we and E*TRADE Bank are required to submit to the OTS and implement both capital and de-leveraging plans to address these matters.

Notwithstanding the successful completion of the Public Equity Offering, the Debt Exchange and the ATM common stock offering, if we are unable to comply with the terms of our capital and de-leveraging plan in the ordinary course of business or are unable to raise any additional cash equity to be contributed as capital to E*TRADE Bank or to further reduce our debt as may be required by the OTS, we could face negative regulatory consequences in the form of a public supervisory action, such as a written agreement or a cease and desist order, from the OTS.  If the OTS were to take any such supervisory action against us, we and E*TRADE Bank could, among other things, become subject to significant restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital and/or dispose of certain assets and liabilities within a prescribed period of time.  The terms of any public supervisory action by the OTS could have a material negative effect on our business and financial condition and the value of our common stock.  Furthermore, any significant reduction in E*TRADE Bank’s regulatory capital could result in E*TRADE Bank being less than “well capitalized” or “adequately capitalized” under applicable capital rules.  Either condition could also lead to a public supervisory action by the OTS.  A failure of E*TRADE Bank to be “adequately capitalized” which is not cured within time periods specified in the indentures governing our debt securities would constitute a default under our debt securities and likely result in the debt securities becoming immediately due and payable at their full face value.  We refer to our 2017 Notes, 2011 Notes, 2013 Notes and 2015 Notes as our interest-bearing debt securities.  The Debentures and our interest-bearing debt securities are referred to collectively as our debt securities.

If we were unable to comply with the terms of any supervisory action against us, we and E*TRADE Bank could become subject to further regulatory actions by the OTS, including more severe restrictions on E*TRADE Bank’s business.  We and E*TRADE Bank could also become subject to supervisory actions by the OTS if market conditions were to deteriorate to such an extent that any additional equity capital we raise proved to be insufficient for E*TRADE Bank’s or our needs.  In either event, in the worst case, the OTS has the authority to place a thrift, such as E*TRADE Bank, into receivership, in which case the FDIC would likely be appointed receiver of the thrift and would proceed to, among other things:  (i) enter into a purchase and assumption agreement with a third party in which that third party would purchase and assume all or some of the thrift’s assets and deposits and liquidate the remaining assets and liabilities; (ii) transfer all or some of the thrift’s assets and deposits to a “bridge bank” until such time as one or more purchasers may be found for all or some of the “bridge bank’s” assets and deposits, and liquidate the remaining assets and liabilities; or (iii) liquidate the thrift’s assets and liabilities and pay insured depositors the amount of their deposits up to the insured limits and, to the extent sufficient proceeds from the liquidation are available, pay the remaining claims of insured depositors and the claims of uninsured depositors and other creditors, and you would likely lose the entire value of your investment.

In the event of our bankruptcy or liquidation and E*TRADE Bank’s receivership, E*TRADE Financial Corporation would not be entitled to receive any cash or other property or assets from its subsidiaries (including E*TRADE Bank and E*TRADE Securities) until those subsidiaries pay in full their respective creditors, including customers of those subsidiaries and, as applicable, the FDIC and SIPC.  At the request of the OTS, E*TRADE Securities became a subsidiary of E*TRADE Bank on June 9, 2009.  As a result, claims of the FDIC would also have to be satisfied in full before any of E*TRADE Securities’ assets would be available to holders of our common stock.  Furthermore, in the event of our bankruptcy or liquidation, holders of common stock would not be entitled to receive any cash or other property or assets until holders of our debt securities and our other creditors have been paid in full.

We do not know whether the Debt Exchange, the Public Equity Offering and the ATM common stock offering will be fully sufficient to avoid any future public supervisory action.  Any such action could have a material negative effect on our or E*TRADE Bank’s business and the value of our common stock and Debentures.

In order to raise capital, we have considered and engaged in transactions involving the issuance of preferred stock, common stock, rights, warrants or other equity securities, transactions involving the sale of businesses or assets, the incurrence of secured or unsecured indebtedness, and transactions involving specialized commercial arrangements, each of which may require, either in whole or with respect to certain aspects of the transaction, approval by various regulators, including the OTS, or holders of our securities.  Certain transactions are described above under “E*TRADE Financial Corporation—Recent Developments”.  Although we have improved our and E*TRADE Bank’s capital position following the Public Equity Offering, the Debt Exchange and the ATM common stock offering, we may still consider it advantageous to raise additional cash equity capital.  Additional cash equity required could be issued at a discount to market, which would also dilute holders of our common stock.

Even though we completed the Debt Exchange, the Public Equity Offering and the ATM common stock offering, the OTS, which we believed was considering public supervisory actions against us in the absence of a satisfactory increase in capital and reduction in debt, has not confirmed whether our capital raising and debt reduction activities to date are sufficient to avoid regulatory actions against us and may still take such actions in the future.  If the OTS takes any such public supervisory actions against us and E*TRADE Bank, such as a cease and desist order, we believe that it could lead to a loss of confidence in the Company and E*TRADE Bank by investors and customers, as applicable, which could have a materially adverse impact on our business and financial condition.

If we undertake additional debt exchanges to reduce our debt burden in the future, our stockholders may be substantially diluted.

Although we have no present intention to do so, to reduce the amount of debt we have outstanding, we may engage in future debt exchange transactions, in addition to the recently completed Debt Exchange, in which we issue new shares of common stock or securities convertible into or exchangeable or exercisable for our common stock in exchange for our existing interest-bearing debt securities.  Any such exchange transactions would be designed to reduce the amount of interest we are required to pay in the future, reduce the principal amount due at maturity and/or extend the maturity profile of our outstanding debt and may allow us to recognize income to the extent we retire the debt at a fair value that is less than its face value, but would not in any case result in our receiving cash proceeds.  In any future debt exchange transactions, we expect that the fair market value of the equity or convertible debt we issue would have to exceed the fair market value of the debt offered in exchange in order to provide sufficient incentive to debtholders to participate.  As of June 30, 2009, we had approximately $3.3 billion aggregate principal amount of debt securities outstanding.  From time to time, available trading data has indicated that the aggregate fair market value of these interest-bearing debt securities has been significantly less than the aggregate principal amount of such debt securities.  Any meaningful reduction in our leverage through debt exchange transactions for our interest-bearing debt securities could result in significant dilution to holders of our common stock.

Our existing debt securities contain restrictive covenants and it may be difficult to obtain any consents to amend these covenants which may be required as part of our capital raising activities.

Our existing debt securities contain restrictive financial covenants.  Although these covenants provide substantial flexibility, for example the ability to incur “refinancing indebtedness” and to incur up to $300 million of secured debt under a credit facility, the covenants, among other things, would generally limit our ability to incur additional debt even if we were to substantially reduce our existing debt through debt exchange transactions.  We could be forced to repay immediately all our outstanding debt securities at their full principal amount if we were to breach these covenants and did not cure the breach within the cure periods (if any) specified in the respective indentures.  Further, if we experience a “change of control”, we could be required to offer to purchase our debt securities at 101% of their principal amount.  Under our debt securities a “change of control” would occur if, among other things, a person became the beneficial owner of more than 50% of the total voting power of our voting stock which, with respect to the 2011 Notes, 2013 Notes and 2015 Notes, would need to be coupled with a ratings downgrade before we would be required to offer to purchase those securities.

As part of the Debt Exchange we amended the indenture relating to the 2017 Notes to eliminate the “economic value of equity” test for a change of control and amended other covenants in our 2017 Notes and 2011 Notes related to possible TARP financing.  We could seek to amend the terms of one or more of our other debt securities as part of a broad-based debt exchange transaction.

We are substantially restricted by the terms of our debt securities.

The indentures governing our debt securities contain various covenants and restrictions that limit our ability and certain of our subsidiaries’ ability to, among other things:

•      incur additional indebtedness;

•      create liens;

•      pay dividends or make other distributions;

•      repurchase or redeem capital stock;

•      make investments or other restricted payments;

•      enter into transactions with our stockholders or affiliates;

•      sell assets or shares of capital stock of our subsidiaries;

•      receive dividend or other payments from our subsidiaries; and

•      merge, consolidate or transfer substantially all of our assets.

As a result of the covenants and restrictions contained in the indentures, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities.  Each series of our debt securities contains a limitation, subject to important exceptions, on our ability to incur additional debt if our Consolidated Fixed Charge Coverage Ratio (as defined in the relevant indentures) is less than or equal to 2.50 to 1.0.  Our Consolidated Fixed Charge Coverage Ratio was (0.5) to 1.0 as of December 31, 2008 and (1.2) to 1.0 as of June 30, 2009.  The terms of any future indebtedness could include more restrictive covenants.

We cannot assure that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the appropriate parties and/or amend the covenants.

As a result of the Public Equity Offering, the Debt Exchange and related transactions, we believe that we have recently experienced an “ownership change” for tax purposes that could cause us to permanently lose a significant portion of our U.S. federal and state deferred tax assets.

As a result of the Public Equity Offering, the Debt Exchange and related transactions, we believe that we have recently experienced an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (which is generally a greater than 50 percentage point increase by certain “5% shareholders” over a rolling three year period).  Section 382 imposes an annual limitation on the utilization of deferred tax assets, such as net operating loss carryforwards and other tax attributes, once an ownership change has occurred.  Depending on the size of the annual limitation (which is in part a function of our market capitalization at the time of the ownership change) and the remaining carryforward period of the tax assets (U.S. federal net operating losses generally may be carried forward for a period of 20 years), we could realize a permanent loss of a portion of our U.S. federal and state deferred tax assets and certain built-in losses that have not been recognized for tax purposes.  We have not yet determined the impact of the recent ownership change.  However, based on our preliminary analysis of the impact of the “ownership change” on our deferred tax assets, we believe that the impact on our deferred tax assets is unlikely to be material.  This is a preliminary and complex analysis and requires the Company to make certain judgments in determining the annual limitation.  As a result, it is possible that we could ultimately lose a significant portion of our deferred tax assets, which could have a material adverse effect on our results of operations and financial condition.

We may need additional funds in the future, which may not be available and which may result in dilution of the value of our common stock.

In the future, we may need to raise additional funds via debt and/or equity instruments, which may not be available on favorable terms, if at all.  If adequate funds are not available on acceptable terms, we may be unable to fund our capital needs and our plans for the growth of our business.  In addition, if funds are available, the issuance of equity securities could significantly dilute the value of our shares of our common stock and cause the market price of our common stock to fall.  Following the approval of the proposals by the stockholders at the Special Meeting, we have the ability to issue a significant number of shares of stock in future transactions, which would substantially dilute existing stockholders, without seeking further stockholder approval.

Since the second half of 2008, the global financial markets were in turmoil and the equity and credit markets experienced extreme volatility, which caused already weak economic conditions to worsen.  Continued turmoil in the global financial markets could further restrict our access to the public equity and debt markets.

In October 2008, we applied to participate in the TARP Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008.  To date, our application has not been approved or rejected.  If our application is approved, the acceptance of this funding by us would result in significant dilution to the holders of our common stock as the terms of this program would require us to issue equity instruments to the federal government.  In addition, the approval may be conditioned upon additional capital raising activities by us, including possible transactions with existing security holders, which likely would result in further substantial dilution to the holders of our common stock.  We expect that our participation in the TARP program would require consent from holders of our 2013 Notes and 2015 Notes and any additional capital raising activities may require stockholder approval.  No assurance can be given that our TARP application will be approved or that, if required, we would receive bondholder consent or stockholder approval.  Recent announcements by the U.S. Treasury have indicated that there will be changes to the program going forward, and our application may be approved under a program with different terms than those of the current Capital Purchase Program.  If our application is rejected, customers could view this as a negative assessment of our viability, which could in turn lead to destabilization and asset and customer attrition.

Citadel is our largest stockholder and debtholder, with approximately 10.8% of our common stock as of September 15, 2009, and, we believe, owns more than 59% of the Debentures, as of August 19, 2009.  Accordingly, Citadel’s interests may conflict with the interests of other stockholders.

Citadel is the largest holder of our common stock, and as of September 15, 2009, owned approximately 166 million shares (10.8%) of our common stock.  In addition, although Citadel is not required to disclose to us the amount of our outstanding debt securities it owns, we believe it owns in the aggregate more than 59% of the Debentures, as of August 19, 2009.  In addition, Kenneth Griffin, President and CEO of Citadel, joined the Board of Directors on June 8, 2009 pursuant to a director nomination right granted to Citadel in 2007.

Citadel is an independent entity with its own investors and is entitled to act in its own economic interest with respect to its equity and debt investments in E*TRADE.  As discussed below, our debt securities contain restrictive covenants.  In pursuing its economic interests, Citadel may make decisions with respect to fundamental corporate transactions which may be different than the decisions of investors who own only common shares or only debt securities.

Citadel is a substantial holder of our common stock and has not entered into any contractual arrangements to protect the interests of other stockholders.

Citadel currently owns approximately 10.8% of our outstanding common shares.  We believe that the common stock owned by Citadel, together with the common stock issuable on conversion of the Debentures held by Citadel, could potentially represent up to nearly 50% of the common stock on a fully diluted basis.  Under the law of Delaware, where the Company is incorporated, this would most likely be sufficient to permit Citadel to elect a substantial number of directors and control, or significantly impact, corporate policy, including decisions to enter into mergers or other extraordinary transactions.  Citadel will be unable to accomplish these matters for so long as it is subject to certain rules of the OTS regarding rebuttals of control over thrifts and thrift holding companies.  If these rules change, or if Citadel receives a waiver or decides to become a thrift holding company, it will be in a position to elect a substantial number of directors and to control, or substantially impact, corporate policy.  Further, if Citadel acquires securities representing more than 50% of the total voting power, holders of our debt securities would have the right to require the Company to repurchase all such securities for cash at 101% of their face amount.  The Company’s Board of Directors has requested that Citadel agree to certain arrangements to freeze the amount of Citadel’s common stock ownership in the Company and to provide contractually that non-Citadel directors are permitted to represent the stockholders other than Citadel in connection with a range of affiliate and control-related transactions.  Citadel is unwilling to agree to these arrangements.

The market price of our common stock may continue to be volatile.

From January 1, 2006 through September 22, 2009, the price per share of our common stock ranged from a low of $0.59 to a high of $27.76.  The market price of our common stock has been, and is likely to continue to be, highly volatile and subject to wide fluctuations.  In the past, volatility in the market price of a company’s securities has often led to securities class action litigation.  Such litigation could result in substantial costs to us and divert our attention and resources, which could harm our business.  As discussed in “Note 13—Commitments, Contingencies and Other Regulatory Matters” in “Item 1.  Consolidated Financial Statements” in our Quarterly Report on Form 10-Q filed August 6, 2009, we are currently a party to litigation related to the decline in the market price of our stock, and such litigation could occur again in the future.  Declines in the market price of our common stock or failure of the market price to increase could also harm our ability to retain key employees, reduce our access to capital and otherwise harm our business.

We have various mechanisms in place that may discourage takeover attempts.

Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a third party from acquiring control of us in a merger, acquisition or similar transaction that a stockholder may consider favorable.  Such provisions include:

•      authorization for the issuance of “blank check” preferred stock;

•      provision for a classified Board of Directors with staggered, three-year terms;

•      the prohibition of cumulative voting in the election of directors;

•      a super-majority voting requirement to effect business combinations or certain amendments to our certificate of incorporation and bylaws;

•      limits on the persons who may call special meetings of stockholders;

•      the prohibition of stockholder action by written consent; and

•      advance notice requirements for nominations to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, certain provisions of our stock incentive plans, management retention and employment agreements (including severance payments and stock option acceleration), and Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control.  We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Debentures.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Debentures.  These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.  In addition, the terms of existing or future debt instruments and the indenture relating to the Debentures (the “2019 Indenture”) may restrict us from adopting some of these alternatives.

Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.  Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.  In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.  If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.  We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.

Risks Relating to Owning the Debentures

Definitions for certain terms used in this section but not defined are found below in this prospectus supplement under “Description of Debentures” and “Description of Other Indebtedness”.

Our broker dealer and bank subsidiaries, which generate substantially all of our revenues and net income (if any) and own substantially all of our assets, are not subject to many of the restrictive covenants in the 2019 Indenture.

Our broker dealer and bank subsidiaries, which we refer to as our regulated subsidiaries, including E*TRADE Bank, E*TRADE Mortgage Corporation, E*TRADE Consumer Finance Corporation, E*TRADE Securities LLC, E*TRADE Clearing LLC and E*TRADE Professional Trading, LLC, are generally not subject to many of the restrictive covenants in the 2019 Indenture that place limitations on the Company’s actions, and where they are subject to covenants there are numerous exceptions and limitations.  The 2019 Indenture does not restrict our regulated subsidiaries from incurring secured or unsecured debt in certain circumstances, which would be structurally senior to the Debentures.  Our broker dealer and bank subsidiaries are also not subject to the same restrictions relating to the sale of assets or making investments.  The incurrence of debt, the sale of assets or the making of investments, without certain Indenture restrictions, by our regulated subsidiaries may impair our ability to make payments on the Debentures.  As of June 30, 2009, our regulated subsidiaries represented substantially all of our total consolidated assets.  In 2008, our regulated subsidiaries generated substantially all of our consolidated net revenues.

Our regulated subsidiaries are subject to regulation by U.S. Federal and state regulatory agencies and securities exchanges and by various non-U.S. governmental agencies or regulatory bodies, securities exchanges and central banks, each of which has been charged with the protection of the financial markets and seek to protect the interests of our broker dealer and bank clients.  Such regulations may not serve, and you should not rely on them, to protect your interests as a holder of the Debentures.  Depending on these circumstances, these regulations may prevent our broker dealer or bank subsidiaries from paying dividends or other distributions to us without which we cannot make payments on the Debentures.

We depend almost entirely on the cash flow from our subsidiaries to meet our obligations.  The Debentures are currently not guaranteed by any of our subsidiaries, which means that your right to receive payment on the Debentures will be structurally subordinate to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities.  Certain of our subsidiaries will be required to guarantee the Debentures upon the occurrence of the Trigger Date.  See “Description of Debentures—Covenants—Future Subsidiary Guarantees” and “Description of Other Indebtedness—Covenants—Future Subsidiary Guarantees”.  However, this requirement will not occur until the Trigger Date occurs, and, even then, the requirement to guarantee the Debentures will apply only to our restricted subsidiaries and not to our regulated subsidiaries.

Our non-guarantor subsidiaries (which include all of our subsidiaries as of the date of this prospectus supplement) have no obligation to pay any amounts due pursuant to the Debentures or to provide us with funds for our payment obligations.  Our cash flow and our ability to service our debt, including the Debentures, may depend in part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by our subsidiaries.  As of December 31, 2008, our non-guarantor subsidiaries represented substantially all of our total consolidated assets.  In 2008, our non-guarantor subsidiaries generated substantially all of our consolidated net revenues.  In addition, the ability of our non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions.  Payments to us by our non-guarantor subsidiaries will also be contingent upon their earnings and their business considerations.  Because we may depend in part on the cash flow of our non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make principal payments on the Debentures.

Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against that subsidiary.  As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of those subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the Debentures.  As of June 30, 2009 our subsidiaries had liabilities of $41.9 billion, including deposits of $26.4 billion.

Any future guarantees of the Debentures granted by our subsidiaries could be voided by courts as fraudulent conveyances or on other grounds pursuant to federal and state statutes.  In such event, holders of the Debentures could be required to return payments received from the subsidiary guarantors and any claim you make against the subsidiary guarantors for amounts payable on the Debentures would be subordinated to all liabilities of the subsidiary guarantors, including trade payables.

In addition, any future subsidiary guarantees are subject to certain defenses that may limit your right to receive payment on the Debentures.  Although the future subsidiary guarantees will provide the holders of the Debentures with a direct claim against the assets of the subsidiary guarantors, enforcement of such guarantees against any subsidiary guarantor would be subject to certain “suretyship” defenses available to guarantors generally.  Enforcement could also be subject to other defenses available to the guarantors in certain circumstances.  To the extent that future subsidiary guarantees are not enforceable, the Debentures would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

The Debentures are not currently secured and are subject to prior claims of our secured creditors.  Any future collateral securing the Debentures may not provide you with meaningful protection.  If a default occurs, we may not have sufficient funds to fulfill our obligations under the Debentures.

The Debentures are not secured by any of our assets as of the date of this prospectus supplement and will be effectively junior in right of payment to any secured indebtedness to the extent of the realizable value of such collateral.  As of June 30, 2009 neither we nor our subsidiaries had any secured indebtedness outstanding.  The 2019 Indenture permits us and our subsidiaries to incur additional secured debt under specified circumstances.  Our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors.  In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Debentures only after all debt secured by those assets has been repaid in full.  Holders of the Debentures will participate in our remaining assets ratably with all of our unsubordinated creditors, including trade creditors.  If we incur any additional obligations that rank equally with the Debentures, including trade payables, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up.  This may have the effect of reducing the amount of proceeds paid to you.  If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Debentures then outstanding would remain unpaid.

We will be required upon the occurrence of the Trigger Date under the 2017 Notes Indenture, to secure the Debentures with certain of our property and assets, as the 2019 Indenture requires the Debentures to be equally and ratably secured with the 2017 Notes.  See “Description of Other Indebtedness—Covenants—Springing Lien”.  However, this requirement will not occur until the Trigger Date under the 2017 Notes Indenture occurs.  The requirement to secure the Debentures upon the occurrence of the Trigger Date could be voided by courts as a fraudulent conveyance or on other grounds pursuant to federal and state statutes.  In addition, the collateral granted to the holders of the Debentures will include only certain of our assets and properties and will be subject to certain first-priority liens.  Future collateral securing the Debentures will be subject to control by the holders of first-priority liens, which may include lenders under any then-existing senior secured credit facility.  If there is a default, the value of the collateral may not be sufficient to repay amounts due to both the holders of first-priority liens and the Debentures.  If the proceeds from any realization of the collateral is not sufficient to repay both the first-priority creditors and the holders of the Debentures, the first priority creditors will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the Debentures.  In addition, as a result of securing the Debentures to the extent required by the 2019 Indenture upon the occurrence of the Trigger Date, the 2011 Notes, 2013 Notes and 2015 Notes will be effectively subordinated to the Debentures to the extent of the collateral securing the Debentures.

No appraisal has been made of the value of any collateral that may in the future secure the Debentures.  The value of any such collateral in the event of bankruptcy, liquidation, reorganization, dissolution or other winding up will depend on market and economic conditions, the availability of buyers and other factors.  By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value.  In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and we cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts outstanding under the Debentures.  If such proceeds were not sufficient to repay amounts outstanding under the Debentures, then holders of the Debentures (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets.  We may incur additional secured indebtedness under the Indentures, including the incurrence of other forms of indebtedness secured equally and ratably with the Debentures and borrowings under any then-existing senior secured credit facility.  Any such incurrences could dilute the value of the collateral securing the Debentures in the future.

The rights of any secured creditors, including the holders of the Debentures, to foreclose upon and sell the collateral upon the occurrence of an event of default may be subject to limitations under applicable federal, state and foreign laws if we become subject to a bankruptcy or similar proceeding.

Federal and state statutes allow courts, under specific circumstances, to void the Debentures and subsidiary guarantees, if any.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Debentures and subsidiary guarantees, if any, could be voided, or claims in respect of the Debentures could be subordinated to all of our other debts if, among other things, we, at the time we incurred the indebtedness evidenced by the Debentures:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by us pursuant to the Debentures could be voided and required to be returned to us, or to a fund for the benefit of our creditors.  The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.  Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets;

•
the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

Any future grants of collateral to secure the Debentures (including any grant of collateral to secure the Debentures that occurs due to the occurrence of the Trigger Date) could be voided by courts as fraudulent conveyances or on other grounds pursuant to federal, state or foreign statutes.  In such event, any claim you make against us would be unsecured.

Although we believe that we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature, there can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and we may be limited in our ability to use debt to fund future capital needs.

We have a substantial amount of indebtedness.  Our substantial indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the Debentures.  Our substantial indebtedness could:

•
require us to dedicate a substantial portion of our cash flow from operations to payments in respect of our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

•	increase our vulnerability to adverse general economic or industry conditions;

•	limit our flexibility in planning for, or reacting to, competition and/or changes in our business or our industry;

•	limit our ability to borrow additional funds;

•	restrict us from making strategic acquisitions, introducing new products or services, making capital expenditures or exploiting business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the Debentures; and

•	place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

We cannot guarantee that we will be able to generate enough cash flow from operations or that we will be able to obtain enough capital to service our debt, pay our obligations under the Debentures or fund our planned capital expenditures.  In addition, we may need to refinance some or all of our indebtedness on or before maturity.  We cannot guarantee that we will be able to refinance our indebtedness on commercially reasonable terms or at all.  We have the ability under our debt instruments, including the 2019 Indenture, to incur substantial additional indebtedness, and any additional indebtedness we incur could exacerbate the risks described above.

The Debentures will not bear interest.

The Debentures will not bear interest.  If you hold the Debentures to maturity without converting, you will receive the face amount of your Debentures and no yield.  You will have to rely on the appreciation of the common stock underlying the Debentures from the issue date to see any return on your investment.

The Debentures are a new issue of securities, and the trading market for such Debentures may be limited.

The Debentures are securities for which there currently is no established trading market.  The Debentures are not currently, and in the future will not be, listed on any securities exchange or included in any automated quotation system.  We cannot assure you that a liquid market will develop for the Debentures.  To the extent the Debentures are traded, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.  Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for the Debentures.

General market conditions and unpredictable factors could adversely affect market prices for the Debentures.

There can be no assurance about the market prices for the Debentures.  Several factors, many of which are beyond our control, will influence the market value of the Debentures.  Factors that might influence the market value of the Debentures include, but are not limited to:

•	our creditworthiness, financial condition, performance and prospects;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Because the Debentures are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our Debentures.  Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock.  In addition, the existence of the Debentures may encourage short selling in our common stock by market participants which could depress the price of our common stock.  See the discussion under the risk factor titled “The market price of our common stock may continue to be volatile.”

We may not have the ability to repurchase the Debentures in cash when due as required by the 2019 Indenture.

Holders of the Debentures will have the right to require us to repurchase the Debentures upon the occurrence of an event of default or a fundamental change as described under “Description of the Debentures.”  We may not have sufficient funds to repurchase the Debentures in cash or to make the required repayment at such time, or at maturity, or have the ability to arrange necessary financing on acceptable terms.  Our ability to repurchase the Debentures in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.  Our failure to repurchase the Debentures when required would result in an event of default with respect to the Debentures.  Our inability to pay for your Debentures that are tendered for repurchase could result in your receiving substantially less than the principal amount of the Debentures.

The conversion rate of the Debentures may not be adjusted for all dilutive events.

The conversion rate of the Debentures will be subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock (including the stock of a subsidiary), indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Debentures— Conversion Rights—Conversion Price Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash, that may adversely affect the trading price of the Debentures or the common stock.  An event that adversely affects the value of the Debentures may occur, and that event may not result in an adjustment to the conversion rate.

The Debentures may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the Debentures.  However, if one or more rating agencies rates the Debentures and assigns the Debentures a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the Debentures and our common stock could be harmed.

If you hold Debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, other than extraordinary dividends that our Board of Directors designates as payable to the holders of the Debentures), but if you subsequently convert your Debentures and receive common stock upon such conversion, you will be subject to all changes affecting the common stock.  You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Debentures and, to a limited extent, under the conversion rate adjustments applicable to the Debentures.  For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of the Debentures into our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock that result from such amendment.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of the Debentures.

The Debentures will be immediately convertible upon issuance.  Sales, or the perception that such sales may occur, of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of the Debentures, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the Debentures.  The price of our common stock could be affected by possible sales of our common stock by investors who view the Debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock.  This hedging or arbitrage could, in turn, affect the market price of the Debentures.

If you hold Debentures, you may be subject to tax upon an adjustment to the conversion rate of the Debentures even though you do not receive a corresponding cash distribution.

The conversion rate of the Debentures is subject to adjustment in certain circumstances, including the payment of certain cash dividends.  If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, holders of Debentures will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash.  If you are a Non-U.S Holder (as defined in “Material U.S. Federal Tax Considerations”) that holds Debentures, such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the Debentures.  See “Material U.S. Federal Tax Considerations.”

If certain types of fundamental changes occur on or prior to the maturity date of the Debentures, under some circumstances, we will increase the conversion rate for Debentures converted in connection with the fundamental change.  Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend.  See “Material U.S. Federal Tax Considerations.”

As the classification of the Debentures as debt or equity for U.S. federal income tax purposes is uncertain, it is possible that Non-U.S. Holders of Debentures may be subject to withholding tax with respect to any accruals of income on the Debentures.

Although it is uncertain whether the Debentures should be classified as debt or equity for U.S. federal income tax purposes, the Company currently intends to take the position that the Debentures should be treated as debt for

U.S. federal income tax purposes and to comply with the related information reporting and income tax withholding obligations, as applicable, on that basis.  However, the Internal Revenue Service could successfully challenge this position.  If the Debentures were treated as equity, instead of debt, for U.S. federal income tax purposes, any accruals of income on the Debentures attributable to the Debentures being issued at a discount may be treated as deemed dividends.  Any such deemed dividends on Debentures held by a Non-U.S. Holder would generally be subject to information reporting as such and withholding of income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty).  For a more complete discussion, see “Material U.S. Federal Tax Considerations—Tax Consequences to U.S. Holders—Tax Treatment of the Debentures—Characterization of the Debentures” and “Material U.S. Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Payments on the Debentures” below.

Risks Relating to the Nature and Operation of Our Business

We have incurred significant losses and cannot assure that we will be profitable.

We incurred a net loss of $511.8 million, or $1.00 loss per share, for the year ended December 31, 2008, and $375.9 million, or $0.61 loss per share, for the six months ended June 30, 2009, due primarily to losses in our home equity portfolio, and we expect to incur a net loss for the three months ending September 30, 2009.  Although we have taken a significant number of steps to reduce our credit exposure, we likely will continue to suffer significant credit losses in 2009 and 2010.  In late 2007, we experienced a substantial diminution of customer assets and accounts as a result of customer concerns regarding our credit related exposures.  While we were able to stabilize and return our retail franchise to growth during 2008, it could take a significant amount of time to fully mitigate the credit issues in our loan portfolio and return to profitability.

We will continue to experience losses in our mortgage loan portfolio.

At June 30, 2009, the principal balance of our home equity loan portfolio was $9.0 billion.  During 2008 and the first half of 2009, the allowance for loan losses in this portfolio increased by $374.7 million to $833.8 million and decreased by $115.0 million to $718.9 million, respectively, primarily due to a rapid deterioration in performance in the second half of 2007 and continuing into 2008.  While losses on the one-to-four family loan portfolio are smaller in scope than the losses on the home equity loan portfolio, and may be offset somewhat by the value of the real estate held upon foreclosure, the allowance for loan losses in this portfolio increased by $166.3 million to $185.2 million and by $242.9 million to $428.0 million during 2008 and the first half of 2009, respectively.  As the crisis in the residential real estate and credit markets continues, we expect credit losses to continue at historically high levels.  There can be no assurance that our provision for loan losses will be adequate if the residential real estate and credit markets continue to deteriorate beyond our expectations.  We may be required under such circumstances to further increase our provision for loan losses, which could have an adverse effect on our regulatory capital position and our results of operations in future periods.

We could experience significant losses on other securities held on the balance sheet of E*TRADE Bank.

At June 30, 2009, we held $794.2 million in amortized cost of non-agency collateralized mortgage obligations on the consolidated balance sheet.  While the majority of this portfolio remains AAA-rated, we incurred net impairment charges of $95.0 million during 2008 and $48.5 million in the first half of 2009, which was a result of the deterioration in the expected credit performance of the underlying loans in the securities.  In the event that these securities have a further decline in credit quality, this could result in additional impairment charges which would have an adverse effect on our regulatory capital position and our results of operations in future periods.

We recently announced that our chief executive officer will step down at the end of 2009.  If we are unable to hire a qualified replacement in a timely manner, our ability to execute our business plan could be harmed.

On September 9, 2009, we announced that Donald H. Layton will step down as Chairman and CEO, and as a member of the Board of Directors, at the end of 2009 when his contract expires.  We have begun the search process to find a replacement for Mr. Layton.  Mr. Layton has committed to work in partnership with a special committee of the Board of Directors to oversee a search for his successor.  If we are unable to hire a qualified replacement in a timely manner, our ability to execute our business plan could be harmed.  Even if we can timely hire a qualified replacement, we may experience operational disruptions and inefficiencies during any transition.  Additionally, any further changes in senior management could result in disruptions to our operations. If we lose or terminate the services of one or more of our current executives, or if we are unable to attract or retain qualified personnel, it could adversely affect our business.

Losses of customers and assets could destabilize the Company or result in lower revenues in future periods.

During November 2007, well-publicized concerns about E*TRADE Bank’s holdings of asset-backed securities led to widespread concerns about our continued viability.  From the beginning of this crisis through December 31, 2007 when the situation stabilized, customers withdrew approximately $5.6 billion of net cash and approximately $12.2 billion of net assets from our bank and brokerage businesses.  Many of the accounts that were closed belonged to sophisticated and active customers with large cash and securities balances.  While we were able to stabilize and return our retail franchise to growth in 2008, concerns about our viability may recur, which could lead to destabilization and asset and customer attrition.  If such destabilization should occur, there can be no assurance that we will be able to successfully rebuild our franchise by reclaiming customers and growing assets.  If we are unable to sustain or, if necessary, rebuild our franchise, our revenues and earnings in future periods will be lower than we have experienced historically.

We have a large amount of debt.

We have issued a substantial amount of debt securities, with restrictive financial and other covenants.  As of June 30, 2009, our total long-term debt was $3.3 billion.  Following the completion of the Debt Exchange, in which $1.7 billion of interest-bearing debt securities was exchanged for Debentures, the expected annual interest cash outlay is approximately $160 million, $110 million of which we have the option to pay in the form of additional 2017 Notes through May 2010.  Our ratio of debt to equity (expressed as a percentage) was 106% at December 31, 2008 and 97% at June 30, 2009.  The degree to which we are leveraged could have important consequences, including (i) a substantial portion of our cash flow from operations is dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available for other purposes; (ii) our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other corporate needs is significantly limited; and (iii) our substantial leverage may place us at a competitive disadvantage, hinder our ability to adjust rapidly to changing market conditions and make us more vulnerable in the event of a further downturn in general economic conditions or our business.  If regulatory requirements change in the future to impose capital ratios at the holding company level, we could be required to significantly restructure our capital position.  In addition, a significant reduction in revenues could have a material adverse affect on our ability to meet our obligations under our debt securities.

We are subject to investigations and lawsuits as a result of our losses from mortgage loans and asset-backed securities.

In 2007, we recognized an increased provision expense totaling $640 million and asset losses and impairments of $2.45 billion, including the sale of our asset-backed securities portfolio to Citadel.  As a result, various plaintiffs filed class actions and derivative lawsuits, which have subsequently been consolidated into one class action and one derivative lawsuit, alleging disclosure violations regarding our home equity, mortgage and securities portfolios during 2007.  In addition, the SEC initiated an informal inquiry into matters related to our loan and securities portfolios.  The defense of these matters has and will continue to entail considerable cost and will be time-consuming for our management.  Unfavorable outcomes in any of these matters could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Many of our competitors have greater financial, technical, marketing and other resources.

The financial services industry is highly competitive, with multiple industry participants competing for the same customers.  Many of our competitors have longer operating histories and greater resources than we do and offer a wider range of financial products and services.  Other of our competitors offer a more narrow range of financial products and services and have not been as susceptible to the disruptions in the credit markets that have impacted our Company, and therefore have not suffered the losses we have.  The impact of competitors with superior name recognition, greater market acceptance, larger customer bases or stronger capital positions could adversely affect our revenue growth and customer retention.  Our competitors may also be able to respond more quickly to new or changing opportunities and demands and withstand changing market conditions better than we can.  Competitors may conduct extensive promotional activities, offering better terms, lower prices and/or different products and services or combination of products and services that could attract current E*TRADE customers and potentially result in price wars within the industry.  Some of our competitors may also benefit from established relationships among themselves or with third parties enhancing their products and services.

The continuing turmoil in the global financial markets could reduce trade volumes and margin borrowing and increase our dependence on our more active customers who receive lower pricing.

Online investing services to the retail customer, including trading and margin lending, account for a significant portion of our revenues.  The continuing turmoil in the global financial markets could lead to changes in volume and price levels of securities and futures transactions which may, in turn, result in lower trading volumes and margin lending.  In particular, a decrease in trading activity within our lower activity accounts or our accounts related to stock plan administration products and services would significantly impact revenues and increase dependence on more active trading customers who receive more favorable pricing based on their trade volume.  A decrease in trading activity or securities prices would also typically be expected to result in a decrease in margin borrowing, which would reduce the revenue that we generate from interest charged on margin borrowing.  More broadly, any reduction in overall transaction volumes would likely result in lower revenues and may harm our operating results because many of our overhead costs are fixed.

We depend on payments from our subsidiaries.

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on our obligations, including our debt obligations.  Regulatory and other legal restrictions may limit our ability to transfer funds to or from our subsidiaries.  Many of our subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to us, or that prohibit such transfers altogether in certain circumstances.  For instance, just as we may not pay dividends to our stockholders without approval from the OTS, E*TRADE Bank may not pay dividends to us without approval from the OTS.  These laws and regulations may hinder our ability to access funds that we may need to make payments on our obligations.  Since E*TRADE Securities LLC is a subsidiary of E*TRADE Bank, the OTS effectively controls our ability to receive dividend payments from E*TRADE Securities LLC.

We rely heavily on technology, and technology can be subject to interruption and instability.

We rely on technology, particularly the Internet, to conduct much of our activity.  Our technology operations are vulnerable to disruptions from human error, natural disasters, power loss, computer viruses, spam attacks, unauthorized access and other similar events.  Disruptions to or instability of our technology or external technology that allows our customers to use our products and services could harm our business and our reputation.  In addition, technology systems, whether they be our own proprietary systems or the systems of third parties on whom we rely to conduct portions of our operations, are potentially vulnerable to security breaches and unauthorized usage.  An actual or perceived breach of the security of our technology could harm our business and our reputation.

Vulnerability of our customers’ computers could lead to significant losses related to identity theft or other fraud and harm our reputation and financial performance.

Because our business model relies heavily on our customers’ use of their own personal computers and the Internet, our business and reputation could be harmed by security breaches of our customers and third parties.  Computer viruses and other attacks on our customers’ personal computer systems could create losses for our customers even without any breach in the security of our systems, and could thereby harm our business and our reputation.  As part of our E*TRADE Complete Protection Guarantee, we reimburse our customers for losses caused by a breach of security of the customers’ own personal systems.  Such reimbursements could have a material impact on our financial performance.

Downturns in the securities markets increase the credit risk associated with margin lending or stock loan transactions.

We permit customers to purchase securities on margin.  A downturn in securities markets may impact the value of collateral held in connection with margin receivables and may reduce its value below the amount borrowed, potentially creating collections issues with our margin receivables.  In addition, we frequently borrow securities from and lend securities to other broker-dealers.  Under regulatory guidelines, when we borrow or lend securities, we must generally simultaneously disburse or receive cash deposits.  A sharp change in security market values may result in losses if counterparties to the borrowing and lending transactions fail to honor their commitments.

We may be unsuccessful in managing the effects of changes in interest rates and the enterprise interest-earning assets in our portfolio.

Net operating interest income has become an increasingly important source of our revenue.  Our ability to manage interest rate risk could impact our financial condition.  Our results of operations depend, in part, on our level of net operating interest income and our effective management of the impact of changing interest rates and varying asset and liability maturities.  We use derivatives to help manage interest rate risk.  However, the derivatives we utilize may not be completely effective at managing this risk and changes in market interest rates and the yield curve could reduce the value of our financial assets and reduce net operating interest income.  Among other items, we periodically enter into repurchase agreements to support the funding and liquidity requirements of E*TRADE Bank.  Several market participants have reduced or terminated their participation in the repurchase agreement market.  If we are unsuccessful in maintaining our relationships with counterparties, we could recognize substantial losses on the derivatives we utilized to hedge repurchase agreements.

If we do not successfully manage consolidation opportunities, we could be at a competitive disadvantage.

There has recently been significant consolidation in the financial services industry and this consolidation is likely to continue in the future.  Should we be excluded from or fail to take advantage of viable consolidation opportunities, our competitors may be able to capitalize on those opportunities and create greater scale and cost efficiencies to our detriment.

We have acquired a number of businesses and, although currently constrained by the terms of our corporate debt, may continue to acquire businesses in the future.  The primary assets of these businesses are their customer accounts.  Our retention of these assets and the customers of businesses we acquire may be impacted by our ability to successfully continue to integrate the acquired operations, products (including pricing) and personnel.  Diversion of management attention from other business concerns could have a negative impact.  In the event that we are not successful in our continued integration efforts, we may experience significant attrition in the acquired accounts or experience other issues that would prevent us from achieving the level of revenue enhancements and cost savings that we expect with respect to an acquisition.

Risks associated with principal trading transactions could result in trading losses.

A majority of our market-making revenues are derived from trading as a principal.  We may incur trading losses relating to the purchase, sale or short sale of securities for our own account, as well as trading losses in our market maker stocks.  From time to time, we may have large positions in securities of a single issuer or issuers engaged in a specific industry.  Sudden changes in the value of these positions could impact our financial results.

Reduced spreads in securities pricing, levels of trading activity and trading through market makers could harm our market maker business.

Computer-generated buy/sell programs and other technological advances and regulatory changes in the marketplace may continue to tighten securities spreads.  Tighter spreads could reduce revenue capture per share by our market maker, thus reducing revenues for this line of business.

Advisory services subject us to additional risks.

We provide advisory services to investors to aid them in their decision making and also provide full service portfolio management.  Investment decisions and suggestions are based on publicly available documents and communications with investors regarding investment preferences and risk tolerances.  Publicly available documents may be inaccurate and misleading, resulting in recommendations or transactions that are inconsistent with the investors’ intended results.  In addition, advisors may not understand investor needs or risk tolerances, failures that may result in the recommendation or purchase of a portfolio of assets that may not be suitable for the investor.  To the extent that we fail to know our customers or improperly advise them, we could be found liable for losses suffered by such customers, which could harm our reputation and business.

Our international operations subject us to additional risks and regulation, which could impair our business growth.

We conduct business in a number of international locations, sometimes through joint venture and/or licensee relationships.  Action or inaction in any of these operations, including the failure to follow proper practices with respect to regulatory compliance and/or corporate governance, could harm our operations and/or our reputation.

We have a significant deferred tax asset and cannot assure it will be fully realized.

We had net deferred tax assets of $1.1 billion as of June 30, 2009.  We did not establish a valuation allowance against our federal net deferred tax assets as of June 30, 2009 as we believed, based on our analysis as of that date, that it was more likely than not that all of these assets would be realized.  In evaluating the need for a valuation allowance, we estimated future taxable income based on management approved forecasts.  This process required significant judgment by management about matters that are by nature uncertain.  If future events differ significantly from our current forecasts, a valuation allowance may need to be established, which would have a material adverse effect on our results of operations, financial condition and our regulatory capital position at E*TRADE Bank.  In addition, a significant portion of the net deferred tax asset relates to a $2.3 billion federal tax loss carryforward, the utilization of which may be further limited as a result of certain material changes in the ownership of the Company as described above regarding the ownership change.  For further discussion of this matter, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report of Form 10-Q for the three months ended June 30, 2009.

Risks Relating to the Regulation of Our Business

We are subject to extensive government regulation, including banking and securities rules and regulations, which could restrict our business practices.

The securities and banking industries are subject to extensive regulation.  All of our broker-dealer subsidiaries have to comply with many laws and rules, including rules relating to sales practices and the suitability of recommendations to customers, possession and control of customer funds and securities, margin lending, execution and settlement of transactions and anti money-laundering.  We are also subject to additional laws and rules as a result of our market maker operations.

Similarly, E*TRADE Financial Corporation and ETB Holdings, Inc., as Savings and Loan Holding Companies, and E*TRADE Bank, E*TRADE Savings Bank and United Medical Bank, as federally chartered savings banks, are subject to extensive regulation, supervision and examination by the OTS and, in the case of the savings banks, also the FDIC.  Such regulation covers all banking business, including lending practices, safeguarding deposits, capital structure, recordkeeping, transactions with affiliates and conduct and qualifications of personnel.

If we fail to comply with applicable securities and banking laws, rules and regulations, either domestically or internationally, we could be subject to disciplinary actions, damages, penalties or restrictions that could significantly harm our business.

The SEC, Financial Industry Regulatory Authority, Inc., or FINRA and other self-regulatory organizations and state securities commissions, among other things, can censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees.  The OTS may take similar action with respect to our banking activities.  Similarly, the attorneys general of each state could bring legal action on behalf of the citizens of the various states to ensure compliance with local laws.  Regulatory agencies in countries outside of the U.S. have similar authority.  The ability to comply with applicable laws and rules is dependent in part on the establishment and maintenance of a reasonable compliance system.  The failure to establish and enforce reasonable compliance procedures, even if unintentional, could subject us to significant losses or disciplinary or other actions.

If we do not maintain the capital levels required by regulators, we may be fined or even forced out of business.

The SEC, FINRA, OTS and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers and regulatory capital by banks.  Net capital is the net worth of a broker or dealer (assets minus liabilities), less deductions for certain types of assets.  Failure to maintain the required net capital could result in suspension or revocation of registration by the SEC and suspension or expulsion by FINRA, and could ultimately lead to the firm’s liquidation.  In the past, our broker-dealer subsidiaries have depended largely on capital contributions by us in order to comply with net capital requirements.  If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require an intensive use of capital could be limited.  Such operations may include investing activities, marketing and the financing of customer account balances.  Also, our ability to withdraw capital from brokerage subsidiaries could be restricted, which in turn could limit our ability to repay debt and redeem or purchase shares of our outstanding stock.

Similarly, E*TRADE Bank is subject to various regulatory capital requirements administered by the OTS.  Failure to meet minimum capital requirements can trigger certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could harm a bank’s operations and financial statements.  A bank must meet specific capital guidelines that involve quantitative measures of a bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.  A bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about the strength of components of its capital, risk weightings of assets, off-balance sheet transactions and other factors.  See the discussion above under the risk factor titled “If we are requested by the Office of Thrift Supervision, or OTS, to raise additional equity to support E*TRADE Bank or to further reduce debt at the Company and we are unable to do so, we could face negative regulatory actions, including a public form of supervisory action by the OTS.  Any such actions could have a material negative effect on our business and the value of our common stock and Debentures.”

Quantitative measures established by regulation to ensure capital adequacy require a bank to maintain minimum amounts and ratios of Total and Tier 1 Capital to Risk-weighted Assets and of Tier 1 Capital to adjusted total assets.  To satisfy the capital requirements for a “well capitalized” financial institution, a bank must maintain higher Total and Tier 1 Capital to Risk-weighted Assets and Tier 1 Capital to adjusted total assets ratios.

As a non-grandfathered Savings and Loan Holding Company, we are subject to regulations that could restrict our ability to take advantage of certain business opportunities.

We are required to file periodic reports with the OTS and are subject to examination by the OTS.  The OTS also has certain types of enforcement powers over us, ETB Holdings, Inc. and certain of its subsidiaries, including the ability to issue cease-and-desist orders, force divestiture of E*TRADE Bank and impose civil and monetary penalties for violations of federal banking laws and regulations or for unsafe or unsound banking practices.  In addition, under the Gramm-Leach-Bliley Act, our activities are restricted to those that are financial in nature and certain real estate-related activities.  We may make merchant banking investments in companies whose activities are not financial in nature if those investments are made for the purpose of appreciation and ultimate resale of the investment and we do not manage or operate the company.  Such merchant banking investments may be subject to maximum holding periods and special recordkeeping and risk management requirements.  In 2007, the Company moved its subsidiary, E*TRADE Clearing, LLC to become an operating subsidiary of E*TRADE Bank, resulting in increased regulatory oversight and restrictions on the activities of E*TRADE Clearing, LLC.

We believe all of our existing activities and investments are permissible under the Gramm-Leach-Bliley Act, but the OTS has not yet fully interpreted these provisions.  Even if our existing activities and investments are permissible, we are unable to pursue future activities that are not financial in nature.  We are also limited in our ability to invest in other Savings and Loan Holding Companies.

In addition, E*TRADE Bank is subject to extensive regulation of its activities and investments, capitalization, community reinvestment, risk management policies and procedures and relationships with affiliated companies.  Acquisitions of and mergers with other financial institutions, purchases of deposits and loan portfolios, the establishment of new bank subsidiaries and the commencement of new activities by bank subsidiaries require the prior approval of the OTS, and in some cases the FDIC, which may deny approval or limit the scope of our planned activity.  These regulations and conditions could place us at a competitive disadvantage in an environment in which consolidation within the financial services industry is prevalent.  Also, these regulations and conditions could affect our ability to realize synergies from future acquisitions, could negatively affect us following the acquisition and could also delay or prevent the development, introduction and marketing of new products and services.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any of the securities offered pursuant to this prospectus supplement.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ETFC”.  The following table sets forth, for the periods presented, the high and low closing sales prices per share of our common stock as reported on the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ending December 31, 2009
First Quarter	$1.40	$0.59
Second Quarter	$2.58	$1.19
Third Quarter (through September 22, 2009)	$1.99	$1.18

Fiscal Year Ended December 31, 2008
First Quarter	$5.17	$2.25
Second Quarter	4.36	3.10
Third Quarter	4.05	2.46
Fourth Quarter	3.23	0.88

Fiscal Year Ended December 31, 2007
First Quarter	$25.45	$21.18
Second Quarter	25.60	21.09
Third Quarter	23.51	11.89
Fourth Quarter	13.98	3.37

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	For the three months ended March 31, 2009	For the three months ended June 30, 2009
Ratio of earnings to fixed charges	(0.15)	0.10

The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, discontinued operations and the cumulative effect of accounting changes less equity in the income (loss) of investments plus fixed charges less the preference securities dividend requirement of consolidated subsidiaries by (ii) fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, the estimated interest component of rent expense (calculated as one-third of net rent expense) and the preference securities dividend requirement of consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Bylaws (“Bylaws”) and applicable provisions of law.  We have summarized certain portions of the Certificate of Incorporation and Bylaws below.  The summary is not complete.  The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement of which this prospectus supplement forms a part and are exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008.  In addition, our Bylaws were amended on June 8, 2009 and August 19, 2009 and the text of our Certificate of Incorporation is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on September 14, 2009.  You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect.  This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized capital stock consists of 4,000,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share, of which 1 share has been designated Series A Preferred Stock and 500,000 shares have been designated Series B Participating Cumulative Preferred Stock.  As of August 31, 2009, we had outstanding 1,187,261,103 shares of our common stock.  As of August 19, 2009, we had 1,830 stockholders of record.  We have no shares of preferred stock outstanding.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends.  If we liquidate, dissolve or wind-up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of our offering will be fully paid and non-assessable.

Our Series B Preferred Stock (“Series B Preferred Stock”) is entitled to receive quarterly dividends in an amount per share equal to the greater of $1.00 and one thousand times the aggregate per share amount of all cash and non-cash dividends declared on our common stock (excluding dividends payable in shares of common stock or subdivisions of common stock (by reclassification or otherwise)). Each share of Series B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of our stockholders. If dividends on any Series B Preferred Stock are unpaid for six quarters or more, the holders of Series B Preferred Stock have the right to elect two directors to our Board of Directors, which right extends until all accrued and unpaid dividends on the Series B Preferred Stock have been paid in full. Our Series B Preferred Stock has a liquidation preference of $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Our Series B Preferred Stock is not redeemable and will rank junior to all existing and future series of our preferred stock unless specifically provided for otherwise by such series of preferred stock. The Series B Preferred Stock may be issued in fractions of a share.  Our Series B Preferred Stock was authorized in connection with the adoption of our Stockholder Rights Plan.  Our Stockholder Rights Plan was terminated effective September 11, 2009 and no shares of Series B Preferred Stock were ever issued.

Anti-takeover Effects or Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws provide for a classified board of directors and permit the board to create new directorships and to elect new directors to serve for the full term of the class of directors in which the new directorship was created.  The terms of the directors are staggered to provide for the election of approximately one-third of the board members each year, with each director serving a three-year term.  In uncontested elections, each director must be elected to the board by the majority of the votes cast with respect to the director’s election, and must submit his or her resignation to the board if he or she does not obtain the required majority.  The board has the power to decide whether or not to accept the resignation, but must publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote.  In contested elections, each director must be elected by a plurality of the votes cast with respect to the director’s election.  The board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the board occurring for any reason, including a vacancy from an enlargement of the board; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present.  Any director so elected according to the preceding sentence shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred.  A director or the entire board may be removed by stockholders, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent.  Special meetings of our stockholders may only be called by our Chairman of the Board, our President, a majority of the number of directors constituting the full board, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the board at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full board approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•
a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Exchange Act, of an interested stockholder,

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•
the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•
the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder, or

•
any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries, in either case, which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•
that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•
are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

Our Board of Directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations preferences, qualifications, limitations and restrictions applicable to the preferred stock.  The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

These provisions of our Certificate of Incorporation and Bylaws may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our Board of Directors.  Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult.  At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our Board of Directors.  These provisions of our Certificate of Incorporation and Bylaws can be changed or amended only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•
any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons within the prior three-year period.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders.  We have not opted out of this provision.  Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC”.

DESCRIPTION OF DEBENTURES

In the Debt Exchange, we issued $1,739,616,000 aggregate principal amount Class A Senior Convertible Debentures due 2019 (the “Class A Debentures”) and $2,255,000 aggregate principal amount Class B Senior Convertible Debentures due 2019 (the “Class B Debentures,” and together with the Class A Debentures, the “Debentures”), under an indenture dated August 25, 2009 (the “2019 Indenture”) between us and The Bank of New York Mellon, as trustee (the “trustee”).  The Debentures are convertible into shares of common stock at an initial conversion price of $1.0340 per share for Class A Debentures and $1.5510 per share for Class B Debentures, which is 150% of the initial conversion price of the Class A Debentures.  The terms of the Class A Debentures and the Class B Debentures are identical except for the initial conversion price, as described below, and  the Class A Debentures and the Class B Debentures vote as a single class for all purposes under the 2019 Indenture.  The terms of the Debentures include those expressly set forth in the 2019 Indenture and the Debentures and those made a part of the 2019 Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Debentures and the 2019 Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Debentures and the 2019 Indenture, including the definitions of certain terms used in the 2019 Indenture. Wherever particular provisions or defined terms of the 2019 Indenture or form of Debenture are referred to, these provisions or defined terms are incorporated herein by reference.  The 2019 Indenture is filed as Exhibit 4.1 to our Current Report on Form 8-K filed on August 25, 2009.  Copies of the 2019 Indenture may be requested from us as set forth in “Where You Can Find More Information.” We urge you to read the indenture (including the form of Debenture contained therein) because it, and not this description, defines the rights of holders of the Debentures.

General

The Debentures:

•	are:

•	our general unsecured obligations;

•	equal in right of payment to all of our other senior unsecured indebtedness;

•	senior in right of payment to all indebtedness that is contractually subordinated to the Debentures;

•
until the occurrence of the Trigger Date as described below, structurally subordinated to the existing and future claims of our subsidiaries’ creditors, including trade creditors unless and until one or more of our subsidiaries guarantees the Debentures;

•
until the occurrence of the Trigger Date as described below, effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	initially limited to an aggregate principal amount equal to the aggregate principal amount of all Notes tendered in the exchange offer;

•	will mature on August 31, 2019 (the “maturity date”), unless earlier converted or repurchased;

•	are issued in denominations of $1,000 and multiples of $1,000; and

•
will initially be represented by one or more registered Debentures in global form, but in certain limited circumstances described under the heading “— Global Debentures, Book-Entry Form” below may be represented by Debentures in definitive form.

In the future, upon the occurrence of the Trigger Date the Company will be required to secure the 2017 Notes and cause the Restricted Subsidiaries to guarantee the 2017 Notes as described below under “Description of Other Indebtedness—Covenants—Springing Lien” and “Description of Other Indebtedness—Covenants—Future Subsidiary Guarantees”.  In addition, to the extent the 2017 Notes are secured, the 2019 Indenture requires the Debentures to be equally and ratably secured with the 2017 Notes and requires the Company to cause the Restricted Subsidiaries to guarantee the Debentures.  Even if the Debentures become guaranteed by certain of our subsidiaries and secured by certain of our assets following the occurrence of the Trigger Date, such guarantees and security may not provide holders of the Debentures with any further protection and such holders could lose some or all of their investment in the Debentures.  Upon the occurrence of the Trigger Date, any outstanding 2011 Notes, 2013 Notes and 2015 Notes will be effectively subordinated to the 2017 Notes and the Debentures to the extent of the collateral securing the 2017 Notes and the Debentures unless and until such outstanding 2011 Notes, 2013 Notes and 2015 Notes are equally and ratably secured.  For further information regarding risks related to owning the Debentures, please see “Risk Factors”.

At June 30, 2009, we had $3.3 billion in senior indebtedness.

Our subsidiaries are separate and distinct legal entities and initially none of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Debentures. As a result, the Debentures will be initially structurally subordinated to all liabilities of our subsidiaries, including trade payables, and to any outstanding preferred stock of our subsidiaries, to the extent of its liquidation preference. Our rights and the rights of our creditors, including holders of the Debentures, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the existing and future claims of those subsidiaries’ creditors. If our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the Debentures, including cash payments upon repurchase, could be adversely affected. At June 30, 2009, our subsidiaries had liabilities of $41.9 billion, including deposits of $26.4 billion.  The Debentures are not savings accounts or deposits with E*TRADE Bank or any other subsidiary of the Company nor are they insured by the FDIC or by the United States or any agency or fund of the United States.

The initial conversion price of the Debentures will be:

•	$1.0340 for the Class A Debentures; and

•	$1.5510 for the Class B Debentures, or 150% of the initial conversion price of the Class A Debentures.

The conversion price is subject to adjustment if certain events described below occur.

We use the term “Debenture” in this prospectus supplement to refer to each $1,000 in principal amount of Class A Debentures and Class B Debentures.

We may, without the consent of the holders, issue additional Debentures of either class in an unlimited principal amount under the indenture with the same terms and with the same CUSIP numbers as the applicable class of Debentures offered hereby; provided that such additional Debentures are fungible with the applicable class of Debentures offered hereby for U.S. federal income tax purposes.

We may from time to time repurchase the Debentures in tender offers, open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a Debenture will be treated as the owner of it for all purposes.

No sinking fund is provided for the Debentures, which means that the indenture does not require us to redeem or retire Debentures periodically.

Payments on the Debentures; Paying Agent and Registrar

Through our paying agent, we will pay the principal of the Debentures in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Debentures.

We will pay the principal of certificated Debentures at the office or agency designated by us. We have initially designated a corporate trust office of the trustee as our paying agent and registrar as a place where Debentures may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Debentures, and we may act as paying agent or registrar.

Transfer and Exchange

Holders of Debentures may transfer or exchange Debentures at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Debentures, but we, the trustee or registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any Debenture surrendered for conversion.

Interest

The Debentures will not bear interest.

Covenants

For purposes of this Description of the Debentures, except as expressly stated or where the context otherwise requires, the term “Notes” includes the 2011 Notes, 2013 Notes, the 2015 Notes, the 2017 Notes and the Debentures.

Overview

In the indenture, we have agreed to covenants that limit our and our Restricted Subsidiaries’ and, in certain limited cases, Regulated Subsidiaries’, ability, among other things, to:

•	incur additional debt and issue Preferred Stock;

•	pay dividends, acquire shares of Capital Stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Regulated Subsidiaries or Restricted Subsidiaries;

•	issue or sell Capital Stock of Regulated Subsidiaries or Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with stockholders and Affiliates;

•	create Liens; and

•	effect mergers.

Pursuant to the indenture, the covenants under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries,” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Stockholders and Affiliates,” “—Limitation on Liens,” “—Limitation on Sale-Leaseback Transactions” and “—Limitation on Asset Sales” apply to us and our Restricted Subsidiaries, but in certain cases do not apply to Regulated Subsidiaries to the same extent or at all.

If a Fundamental Change (as defined below) occurs, holders of Debentures will have the right to require us to repurchase all or a part of their Debentures at a price equal to 101% of their principal amount to the date of repurchase. See “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures”.

Limitation on Indebtedness and Issuances of Preferred Stock

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than Indebtedness existing on the Closing Date) and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.50 to 1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Subsidiary Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Debentures, in the case of the Company, or the Debenture Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Debentures or Indebtedness that is pari passu with, or subordinated in right of payment to, the Debentures or a Debenture Guarantee shall only be permitted under this clause (3) if (x) in case the Debentures are refinanced in part or the Indebtedness to be refinanced is pari passu with the Debentures or a Debenture Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Debentures or the Debenture Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Debentures or a Debenture Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Debentures or the Debenture Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Debentures or the Debenture Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an offer to purchase made as a result of a Fundamental Change or (B) deposited to defease the Notes as described under “—Defeasance”; and

(5) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “—Future Subsidiary Guarantees” covenant.

(b) Notwithstanding any other provision of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “—Limitation on

Indebtedness and Issuances of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred.

(c) For purposes of determining any particular amount of Indebtedness under this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (x) Indebtedness outstanding under any Credit Facility on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “—Limitation on Liens” covenant shall not be treated as Indebtedness.  For purposes of determining compliance with this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d) Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Debentures or the applicable Debenture Guarantee to the same extent.

(e) The Company will not permit any Regulated Subsidiary (x) to Incur any Indebtedness the proceeds of which are not invested in the business of such Bank Regulated Subsidiary (or any Subsidiary of such Bank Regulated Subsidiary) or such Broker Dealer Regulated Subsidiary (or any Subsidiary of such Broker Dealer Regulated Subsidiary which is also a Regulated Subsidiary) and (y) to Incur any Indebtedness for the purpose, directly or indirectly, of dividending or distributing the proceeds of such Indebtedness to the Company or any Restricted Subsidiary; except that the Incurrence of Indebtedness by a Regulated Subsidiary that does not comply with (x) or (y) above shall be permitted provided that such Incurrence complies with paragraph (a) of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant as if such paragraph applied to such Regulated Subsidiary.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on common stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders, (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (z) pro rata dividends on Preferred Stock of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary) or (B) a Restricted Subsidiary or Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Debentures or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Debenture Guarantee; or

(4) (a) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(C) the subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OTS or FDIC, or any applicable state, federal or self regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or

(D) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of:

(1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2004 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in “—Reports” or has furnished comparable financial information to the trustee; plus

(2) the aggregate Net Cash Proceeds received by the Company after April 1, 2004 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the indenture of Indebtedness of the Company for cash subsequent to April 1, 2004 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Debentures); plus

(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary; plus

(4) $100 million.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Debentures or any Debenture Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Fundamental Change (provided that prior to any such repurchase, redemption or other acquisition in connection with a Fundamental Change, the Company has made an offer to purchase and purchased all Notes validly tendered for payment in accordance with the “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures” covenant), prior to the respective Stated Maturity of the Notes;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Debentures or any Debenture Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Fundamental Change (provided that prior to any such repurchase, redemption or other acquisition in connection with a Fundamental Change, the Company has made an offer to purchase and purchased all Notes validly tendered for payment in accordance with the “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures” covenant), prior to the respective Stated Maturity of the Notes;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary and that, in the case of the Company, comply with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are, or were formerly, employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (8) shall not exceed $50 million; or

(9) the repurchase of common stock of the Company, or the declaration or payment of dividends on common stock (other than Disqualified Stock) of the Company; provided that the aggregate amount of all such declarations, payments or repurchases pursuant to this clause (9) shall not exceed $100 million in any fiscal year; provided further that at the time of declaration of such dividend or at the time of such repurchase (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(10) the payment of dividends with respect to the TARP Preferred Stock, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering; provided that the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings does not exceed $500,000,000 and that the dividend rate on any Preferred Stock issued in a Qualified Equity Offering does not exceed 9.9% per annum; or

(11)  redemption or repurchase of any shares of TARP Preferred Stock, any TARP Warrants, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering, in each case using the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings does not exceed $500,000,000 and the dividend rate on any Preferred Stock issued in a Qualified Equity Offering does not exceed 9.9% per annum;

provided that, except in the case of clause (1), no Default or Event of Default (excluding, in each case, clause (9) of “Events of Default”) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (10) or (11) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof, the repurchase of common stock of the Company referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this “—Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the repurchase or other acquisition of the Debentures, or Indebtedness that is pari passu with the Debentures or any Debenture Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this “—Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

(d) For purposes of determining compliance with this “—Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “—Limitation on Restricted Payments” covenant, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Subsidiary Guarantor) to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary or Regulated Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary or Regulated Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Closing Date in any Credit Facility, the indenture and the indentures governing the Notes or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary, including, but not limited to the OTS, the FDIC, the SEC or any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by the indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole; or

(5) with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary.

Nothing contained in this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “—Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) (i) with respect to the capital stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “—Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4) (i) sales of common stock (including options, warrants or other rights to purchase shares of such common stock but excluding Disqualified Stock) of a Restricted Subsidiary or a Regulated Subsidiary by the Company, a Restricted Subsidiary or a Regulated Subsidiary, provided that the Company or such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the “—Limitation on Asset Sales” covenant and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under the “—Limitations on Indebtedness and Issuances of Preferred Stock” covenant; or

(5) sales of Capital Stock, other than common stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary.

Future Subsidiary Guarantees

The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary), unless (a) such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee (a “Debenture Guarantee”) of payment of the Debentures by such Restricted Subsidiary or Regulated Subsidiary and (b) such Restricted Subsidiary or Regulated Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary or Regulated Subsidiary as a result of any payment by such Restricted Subsidiary or Regulated Subsidiary under its Subsidiary Guarantee until the Debentures have been paid in full. The obligations of any such future Debenture Guarantor will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Debentures or any Debenture Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Debentures or any Debenture Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Debentures or the Debenture Guarantee.

Notwithstanding the foregoing, any Debenture Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any:

(1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s and Regulated Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary or Regulated Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or upon the designation of such Restricted Subsidiary or Regulated Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the indenture; or

(2) the release or discharge of the Guarantee which resulted in the creation of such Debenture Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Stockholders and Affiliates

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2) any transaction solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof;

(3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7) loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8) deposit, checking, banking and brokerage products and services typically offered to our customers on substantially the same terms and conditions as those offered to our customers, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors of under the Federal Reserve System; or

(9) any Permitted Investments or any Restricted Payments not prohibited by the “—Limitation on Restricted Payments” covenant.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “—Limitation on Transactions with Stockholders and Affiliates” covenant and not covered by clauses (2) through (6) of this paragraph, (a) the aggregate amount of which exceeds $15 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Debentures and all other amounts due under the indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Debentures, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1) Liens existing on the Closing Date (other than the Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility);

(2) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the holders;

(3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility in an aggregate amount not to exceed $300 million;

(6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8) Liens incurred by the Company or a Restricted Subsidiary for the benefit of a Regulated Subsidiary in the ordinary course of business including Liens incurred in the Broker Dealer Regulated Subsidiary’s securities business with respect to obligations that do not exceed $200 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); or

(9) Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired.

The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of three years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof; or

(4) the Company or such Restricted Subsidiary or Regulated Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the third paragraph of the “—Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Company or such Restricted Subsidiary or Regulated Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary or Regulated Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (excluding the first $300 million of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from Asset Sales and Regulated Sales after the Closing Date) from one or more Asset Sales or Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to:

(1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Worth,

(A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness or to redeem or repurchase Capital Stock, otherwise permitted by the indenture, of any Restricted Subsidiary or Regulated Subsidiary, in each case owing to or owned by a Person other than the Company or any Affiliate of the Company; or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from one or more Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “—Limitation on Asset Sales” covenant totals at least $50 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders (and if required by the terms of any Indebtedness that is pari passu with the Debentures

(“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Debentures (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the date of purchase.

To the extent that the aggregate amount of Debentures and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by the indenture.

If the aggregate principal amount of Debentures surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the trustee shall select the Debentures and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Debentures and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business.

Maintenance of Capitalization

The Company will not permit any Bank Regulated Subsidiary that constitutes a federally insured depositary institution to fail to be at least Well Capitalized for a period of more than 30 consecutive days in any fiscal quarter of the Company.

Effectiveness of Covenants

The covenants described under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries,” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Stockholders and Affiliates,” “—Limitation on Sale-Leaseback Transactions,” “—Limitation on Asset Sales,” “—Reports,” “—Limitation on Lines of Business” and “—Maintenance of Capitalization” (the “Terminated Covenants”) will no longer be in effect upon the Company attaining Investment Grade Status. The Terminated Covenants will not be reinstated regardless of whether the Company’s credit rating is subsequently downgraded from Investment Grade Status.

Conversion Rights

General

Holders may convert their Debentures at any time prior to the close of business on the second “scheduled trading day” (as defined below) immediately preceding the maturity date. The Class A Debentures and the Class B Debentures will each initially be convertible at their respective initial conversion prices, set forth above.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a business day.

“Trading day” means a day during which (i) trading in our common stock generally occurs and (ii) there is no “market disruption event” (as defined below).

“Market disruption event” means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

The conversion price in effect at any given time with respect to a class of Debentures is referred to as the “applicable conversion price” and will be subject to adjustment as described below. A holder may convert fewer than all of such holder’s Debentures so long as the Debentures converted are a multiple of $1,000 in principal amount.

Our settlement of conversions as described below under “— Settlement upon Conversion” will be deemed to satisfy all our payment obligations under the Debentures so converted.

Upon conversion, we will deliver shares of our common stock, as described under ‘‘— Settlement upon Conversion” below.

If a holder converts Debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Restrictions on Conversion

A holder of the Debentures may not convert its Debentures into our common stock to the extent the number of shares of common stock into which the Debentures tendered for conversion would otherwise be converted exceeds either Conversion Restriction I or Conversion Restriction II as set forth below:

Conversion Restriction I

A holder of the Debentures may not convert Debentures to the extent such conversion would result in it holding beneficial ownership as defined in Rule 13d-3 of the Exchange Act in excess of 9.9% of our common stock outstanding immediately after giving effect to such conversion.  By written notice to us, a holder may increase or decrease the maximum percentage from 9.9% to any other percentage specified in such notice; provided that any increase will not be effective until the later of (a) one year from the date of notice provided by the holder to us and (b) receipt of any necessary regulatory approvals.

Conversion Restriction II

A holder of the Debentures may not convert Debentures to the extent such conversion would result in it holding in excess of 24.9% of our common stock.  This limitation may be waived by any holder effective upon the later of (a) one year from the date of notice provided by the holder to us, and (b) receipt of any necessary regulatory approvals.

Citadel will not transfer Debentures to the extent all Debentures held by Citadel on an as-converted basis, as a percentage of our common stock, combined with the shares of our common stock held by Citadel, would, in the aggregate, exceed 24.9% of our voting stock (as such percentage is calculated under the OTS’ Acquisition of Control Regulations, 12 C.F.R. § 574).  Notwithstanding the foregoing, there will be no transfer limitations applicable to Citadel under these Conversion Restrictions II with respect to Debentures that are converted or transferred in: (i) widely dispersed public offerings; (ii) private sales in which no purchaser or group of purchasers acting in concert would acquire more than 2% of our common stock on a fully diluted basis; provided, for the avoidance of doubt, Debentures may not be sold in a private sale to the extent such sale would cause the transferee to purchase from Citadel, in aggregate, in excess of 24.9% of our common stock and Debentures (on an as converted basis as a percentage of our common stock, assuming conversion of Debentures only by the transferee); (iii) transfers or sales to us or one of our subsidiaries; (iv) transfers or sales to an unaffiliated third party acquiring a majority of our common stock or merging with us; or (v) transfers to affiliates of Citadel (which affiliates will continue to be bound by the restrictions set forth above.)

In the event that Citadel sells our common stock and thereafter converts Debentures, then such converted shares of our common stock shall be subject to the transfer restrictions set forth above as if such shares were Debentures, for a period of six months.

Upon the effectiveness of any waiver to the conversion restrictions as set forth in the first paragraph under Conversion Restriction II above, the transfer restrictions will no longer apply.

For purposes of this section, “acting in concert” and “voting stock” have the meanings set forth in 12 C.F.R. § 574.2.

Conversion Procedures

If a holder holds a beneficial interest in a global Debenture, to convert the holder must comply with DTC’s procedures for converting a beneficial interest in a global Debenture and, if required,  pay all taxes or duties, if any.

If a holder holds a certificated Debenture, to convert the holder must:

•	complete and manually sign the conversion notice on the back of the Debenture, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

The date the holder complies with these requirements is the “conversion date” under the indenture.

If a holder has already delivered a repurchase notice as described under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Debentures” with respect to a Debenture, such holder may not surrender that Debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement upon Conversion

Upon conversion of a Debenture, we will deliver, on the third business day after the relevant conversion date, a number of shares of our common stock equal to (i) the aggregate principal amount of Debentures to be converted, divided by (ii) the applicable conversion price in effect on the conversion date; provided, however, that for any conversion that occurs on or after the fifth business day immediately preceding the maturity date, we will deliver such shares on the maturity date. Notwithstanding the foregoing, we will not deliver any fractional shares upon conversion; instead, we will deliver cash in lieu of fractional shares based on the last reported sale price of our common stock on the conversion date (or, if the conversion date is not a trading day, the next following trading day).

The “last reported sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then traded, if any. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by us for this purpose.  The last reported sale price will be determined without reference to extended or after hours trading.  Any such determination will be conclusive absent manifest error.

A holder will be deemed to be the record holder of the shares deliverable on conversion as of the close of business on the conversion date.

Conversion Price Adjustments

The conversion price for each class of Debentures will be adjusted as described below, except that we will not make any adjustments to such conversion price if holders of the Debentures participate (as a result of holding the Debentures, and at the same time as common stockholders participate) in any of the transactions described below as if such holders of the Debentures held a number of shares of our common stock equal to the principal amount of Debentures held by such holders divided by the applicable conversion price, without having to convert their Debentures.

Adjustment Events.

(1)      If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion price for each class will be multiplied by the following fraction:

OS0
OS’

where,

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution as of the effective date of such share split or combination, as the case may be; and

OS’ = the number of shares of our common stock that will be outstanding as of the record date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Any adjustment made pursuant to this clause (1) shall become effective on the date that is immediately after (x) the record date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not paid or made, the new conversion price shall be readjusted to the conversion price that would be in effect if such dividend or distribution had not been declared.

(2)      If we distribute to all or substantially all holders of our common stock any rights or warrants other than rights pursuant to a stockholder rights plan entitling them for a period of not more than 45 days after such distribution to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock on the ten consecutive trading days immediately preceding the time of announcement of such distribution, the conversion price for each class will be multiplied by the following fraction:

OS0 + Y
OS0 + X
where,

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of public announcement for the issuance of such rights or warrants.

For purposes of this clause (2), in determining whether any rights or warrants entitle the holder to subscribe for or purchase our common stock at less than the applicable average of the last reported sale prices of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board or directors or a committee thereof. If any right or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion price shall be readjusted to the conversion price that would have been in effect if our right or warrant had not been issued.

(3)      If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash referred to in clause (4) below; and

•	spin-offs described below in this clause (3);

then the conversion price for each class will be multiplied by the following fraction:

SP0 - FMV
SP0
where,

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-date” for such distribution; and

FMV = the fair market value as determined by our Board of Directors or a committee thereof of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the “ex-date” for such distribution.

The “ex-date” means the first date on which the shares of our common stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other of our business units, which we refer to as a “spin-off,” the conversion price for each class of Debentures in effect immediately before 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the effective date of the spin-off will be multiplied by the following fraction:

MP0
FMV0 + MP0
where,

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the first 10 consecutive trading day period immediately following the effective date of the spin-off.

The adjustment to the conversion price for each class under this clause (3) will occur on the 10th trading day from the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days immediately following, and including, the effective date of any spin-off, references in this clause (3) with respect to the spin-off to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining such applicable conversion price.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion price for each class shall be readjusted to be the conversion price that would then be in effect if such dividend or distribution had not been declared.

(4)      If we pay any cash dividends or distributions to all or substantially all holders of our common stock, the conversion price for each class will be multiplied by the following fraction:

SP0 - C
SP0
where,

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the “ex-date” for such distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

If any such dividend or distribution described in this clause (4) is declared but not paid or made, the new conversion price for each class shall be readjusted to be the conversion price that would then be in effect if such dividend or distribution had not been declared.

(5)      If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion price for each class will be multiplied by the following fraction:

OS0 x SP’
AC + (SP’ x OS’)

where,

AC = the aggregate value of all cash and any other consideration as determined by our Board of Directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the last reported sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

Such adjustment will become effective immediately after the close of business on the trading day next succeeding the date such tender or exchange offer expires.

If the application of any of the foregoing formulas (other than in respect of a share combination) would result in an increase in the applicable conversion price, no adjustment to such conversion price will be made.

Events that Will Not Result in Adjustments. Except as described in this section, we will not adjust the conversion price. Without limiting the foregoing, the applicable conversion price will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding prior to the date the Debentures were first issued; or

•	for a change in the par value of our common stock.

Adjustments to the applicable conversion price will be calculated to the nearest 1/10,000th of a share. No adjustment to the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion price that we elect not to make and take them into account upon the earlier of (1) any conversion of Debentures, regardless of whether the aggregate adjustment is less than 1% upon any conversion date, or (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion price by at least 1%.

Treatment of Reference Property. In the event of:

•	any reclassification of our common stock;

•	a consolidation, binding share exchange, recapitalization, reclassification, merger, acquisition, combination or other similar event; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, a holder of Debentures will be entitled thereafter to convert each $1,000 principal amount of such holder’s Debentures of a class into the same type of consideration that the holder would have been entitled to receive if the holder had held a number of shares of our common stock equal to the quotient of $1,000 and the applicable conversion price in effect for such class immediately prior to these events (such consideration, “reference property”).

For purposes of the foregoing, the type and amount of consideration that the holder of Debentures would have been entitled to receive if the holder had held common stock in the case of any such transaction that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Treatment of Rights. To the extent that we have a rights plan in effect upon conversion of the Debentures into common stock, the holder of Debentures will receive, in addition to any common stock and in lieu of any adjustment to the conversion price, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the applicable conversion price will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Decreases of Conversion Price. We are permitted, to the extent permitted by law and the rules of the NASDAQ Global Select Market or any other securities exchange on which our common stock is then listed, to decrease the conversion price of the Debentures of either class by any amount for a period of at least 20 days, if our Board of Directors determines that such decrease would be in our best interest. If we make such determination, it will be conclusive and we will notify the holders of such Debentures and the trustee of the decreased conversion price and the period during which it will be in effect at least 15 days prior to the date the decreased conversion price takes effect, and otherwise in accordance with law. We may also, but are not required to, decrease the conversion price to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Tax Effect. A holder of the Debentures may, in some circumstances be deemed to have received a distribution or dividend subject to U.S. federal income or withholding tax as a result of an adjustment or the non-occurrence of an adjustment to the applicable conversion price. For instance, if such conversion price is adjusted upon the distribution of cash dividends to holders of our shares of common stock, holders of the Debentures may be deemed to receive a distribution or dividend. For a discussion of the U.S. federal income and withholding tax consequences of certain adjustments, or non-occurrence of certain adjustments, to the applicable conversion price, see “Certain U.S. Federal Income Tax Considerations.”

Fundamental Change Permits Holders to Require Us to Repurchase Debentures

If a “Fundamental Change” (as defined below) occurs with respect to a class of Debentures at any time, a holder of Debentures will have the right, at the holder’s option, to require us to repurchase any and all of such holder’s Debentures of that class, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 30 days nor more than 60 days after the date of the “fundamental change repurchase right notice” (as defined below). The price we are required to pay is equal to 101% of the principal amount of the Debentures to be repurchased. Any Debentures repurchased by us will be paid for in cash.

For purposes of the Fundamental Change provisions of the Debentures, the following definitions will be applicable:

“Fundamental Change” means such time as:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock (as defined below) of the Company on a fully diluted basis;

(2) individuals who on the date of initial issuance of the Debentures constitute the Company’s Board of Directors (together with any new directors whose election by the Company’s Board of Directors or whose nomination by such Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Company’s Board of Directors then in office who either were members of such Board of Directors on the date of initial issuance of the Debentures or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Company’s Board of Directors then in office;

(3) the adoption of a plan of liquidation of the Company;

(4) a voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis in one transaction or a series of related transactions;

(5) the consummation of any merger or business combination if, after such transaction, holders of the Company’s Voting Stock before the transaction do not hold a majority of the voting power of the Company’s Voting Stock immediately after the transaction; or

(6) the common stock of the Company (or other common stock into which the Debentures are then convertible) ceases to be listed or quoted on a national securities exchange in the United States and is not so listed or quoted within 45 days of the date thereof; provided, that no Fundamental Change shall be deemed to occur if (i) prior to such 45th day, the Company has filed a preliminary proxy statement with the SEC to hold a special meeting of the Company’s stockholders to vote to approve a reverse split of its common stock and is using reasonable best efforts to hold such special meeting and to become listed or quoted on a national securities exchange in the United States, and (ii) the Company’s common stock is so listed or quoted within 15 days of such special meeting of the Company’s stockholders (or adjournment thereof) where such vote is taken.

provided, that the definition of Fundamental Change shall not include a merger or consolidation under clause (1) or (5) if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of capital stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Debentures become convertible into such shares of such capital stock pursuant to “— Conversion Rights — Conversion Price Adjustments — Treatment of Reference Property” above.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act), the capital stock of such person of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The phrase “all or substantially all” as it is used in the definition of Fundamental Change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There is a degree of uncertainty in interpreting this phrase. Accordingly, the ability of a holder of the Debentures to require us to repurchase its Debentures as a result of the sale, lease or transfer of less than all of our assets may be uncertain.

Within 30 days of a Fundamental Change with respect to a class of Debentures, we must commence an Offer to Purchase by mailing a notice (the “fundamental change repurchase right notice”) to holders of such Debentures describing the transaction or transactions that constitutes a Fundamental Change and offering to repurchase such Debentures on the fundamental change repurchase date specified in the notice.

We will not be required to make an Offer to Purchase Debentures of a class upon the occurrence of a Fundamental Change if a third party makes an offer to repurchase the Debentures of such class in the manner, at the times and price and otherwise in compliance with the requirements of the indenture applicable to an offer made by us and purchases all Debentures validly tendered and not withdrawn in such offer to repurchase.

We will publicly announce the results of the Fundamental Change offer on or as soon as possible after the date of repurchase.

To exercise the repurchase right, holders must deliver, on or before the business day prior to the applicable fundamental change repurchase date, the Debentures to be repurchased. If the Debentures are held in global form, such delivery (and the related repurchase notice) must comply with all applicable DTC procedures. If the Debentures are held in certificated form, such Debentures must be duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Repurchase Notice” on the reverse side of the Debentures duly completed, to the paying agent. A holder’s repurchase notice must state:

•	if certificated, the certificate numbers of the holder’s Debentures to be delivered for repurchase;

•	the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or a multiple thereof;

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture; and

•	CUSIP numbers, if any.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the applicable fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Debentures;

•	if certificated Debentures have been issued, the certificate numbers of the withdrawn Debentures, or if not certificated, the notice must comply with applicable DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

In connection with any repurchase of the Debentures, we will agree under the indenture to:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•	otherwise comply with all applicable federal and state securities laws.

We will be required to repurchase the Debentures of a class on the fundamental change repurchase date for such class. Holders will receive payment of the fundamental change repurchase price promptly following the later of the applicable fundamental change repurchase date or the time of book-entry transfer or the delivery of such Debentures. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of such Debentures on the business day following the fundamental change repurchase date, then:

•	such Debentures will cease to be outstanding whether or not book-entry transfer of such Debentures is made or whether or not the Debentures are delivered to the paying agent; and

•	all other rights of the holder will terminate other than the right to receive the applicable fundamental change repurchase price upon delivery or transfer of such Debentures.

The repurchase rights of the holders could discourage a potential acquirer from acquiring us.  The Fundamental Change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Debentures upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a Fundamental Change were to occur with respect to the Debentures, we may not have enough funds to repurchase such Debentures. See “Risk Factors — Risks Related to the Debentures — We may not have the ability to repurchase the Debentures in cash upon the occurrence of a Fundamental Change as required by the 2019 Indenture.” Furthermore, the terms of our existing or future Indebtedness may limit our ability to pay the repurchase price to repurchase the Debentures. If we fail to repurchase the Debentures when required following a Fundamental Change, we will be in default under the indenture. The exercise by holders of the Debentures of their right to require us to repurchase their Debentures upon a Fundamental Change could cause a default under our other outstanding indebtedness, even if the Fundamental Change itself does not. In addition, we may in the future incur other indebtedness with similar Fundamental Change provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

No Debentures may be repurchased at the option of holders upon a Fundamental Change if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Optional Redemption by the Company

The Debentures may not be redeemed by us at our option prior to maturity.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into us unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the Company’s obligations under the indenture and the Debentures; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the indenture and the Debenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(5) it delivers to the trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “—Consolidation, Merger and Sale of Assets” section, shall have by amendment to its Debenture Guarantee confirmed that its Debenture Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Debenture and the indenture;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Events of Default

Each of the following is an event of default:

(1)      default in the payment of principal of any Debenture when due and payable at its stated maturity, upon required repurchase, upon acceleration or otherwise;

(2)      failure by us to comply with our obligation to convert the Debentures into shares of our common stock or reference property, as applicable;

(3)      failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets;”

(4)      failure by us to comply with our notice obligations under “—Limitation on Asset Sales” or “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures;”

(5)      failure by us for 30 days after written notice from the trustee or the holders of at least 25% principal amount of the Debentures then outstanding has been received by us to comply with any of our other agreements contained in the Debentures or indenture;

(6)      default by us or any majority owned subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $20 million in the aggregate of the Company and/or any subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable without such debt having been paid or discharged within a period of 30 days after the occurrence of such debt becoming or being declared due and payable or the failure to pay, as the case may be or (ii)

from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(7)      failure by us or any of our majority owned subsidiaries, within 30 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds in the aggregate $20 million, which are not stayed on appeal;

(8)      certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the Debentures (the “bankruptcy provisions”);

(9) failure by any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities, and such condition continues for a period of 30 days after we or such Broker Dealer Regulated Subsidiary first becomes aware of such failure;

(10) failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized,” as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (10) shall not have occurred until (x) 45 days from the time that such Bank Regulated Subsidiary has notice or is deemed to have notice of such failure unless a capital restoration plan has been filed the with OTS within that time (y) the expiration of a 90-day period commencing on the earlier of the date of initial submission of a capital restoration plan to the OTS (unless such capital plan is approved by the OTS before the expiration of such 90-day period or, if the OTS has notified us that it needs additional time to determine whether to approve such capital plan, in which case such 90-day period shall be extended until the OTS determines whether to approve such capital plan, such capital plan is approved by the OTS upon the expiration of such extended period);

(11) if we or any Subsidiary that holds Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall become ineligible to hold such Capital Stock by reason of a statutory disqualification or otherwise;

(12) the SEC shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration;

(13) the Examining Authority (as defined in Rule 15c3-1) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10 days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof;

(14) the occurrence of any event of acceleration in a subordination agreement, as defined in Appendix D to Rule 15c3-1 of the Exchange Act, to which we or any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary is a party;

(15) any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Debenture Guarantee or, except as permitted by the indenture, any Debenture Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

(16) failure of us to comply with the “—Maintenance of Capitalization” covenant.

If an event of default (other than an event of default specified in clause (8) above that occurs with respect to us or any Significant Subsidiary) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Debentures under the indenture then outstanding, by written notice to us (and to the trustee if such notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal on the Debentures to be immediately due and payable. Upon a declaration of acceleration, such principal shall be immediately due and payable. In the event of a declaration of acceleration because an event of default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such event of default pursuant to clause (6) shall be remedied or cured by us or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an event of default specified in clause (8) above occurs with respect to us, the principal on the Debentures then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Debentures by written notice to us and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences with respect to such Debentures if (x) all existing events of default, other than the nonpayment of the principal on the Debentures or failure to delivery common stock upon conversion that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Amendment.”

The holders of at least a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Debentures not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Debentures. A holder may not pursue any remedy with respect to the indenture or the Debentures unless:

(1) the holder gives the trustee written notice of a continuing event of default;

(2) the holders of at least 25% in aggregate principal amount of outstanding Debentures under the indenture make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Debentures do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Debenture to receive payment of the principal on such Debenture, receive common stock upon conversion of such Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debenture, which right shall not be impaired or affected without the consent of the holder.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of any Debenture or a conversion default, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture or the Debentures may be amended with the consent of the holders of at least a majority principal amount of the Debentures then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority principal amount of the Debentures then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures. However, without the consent of each holder of an outstanding Debenture affected, no amendment may, among other things:

(1)      change the Stated Maturity of the principal of any Debenture issued thereunder;

(2)      reduce the principal amount of, or premium, if any, on any Debenture issued thereunder;

(3)      change the place or currency of payment of principal of, or premium, if any, on any Debenture issued thereunder;

(4)      impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Debenture issued thereunder;

(5)      waive a default in the payment of principal of, or premium, if any, on the Debentures issued thereunder or modify any provision of such indenture relating to modification or amendment thereof;

(6)      reduce the above-stated percentage of outstanding Debentures, the consent of whose holders is necessary to modify or amend the applicable indenture;

(7)      release any Subsidiary Guarantor from its Debentures Guarantee, except as provided in the indenture;

(8)      reduce the percentage or aggregate principal amount of outstanding Debentures issued thereunder the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(9)      make any change that adversely affects the right of any holder to convert Debentures into shares of the Company’s common stock or reduce the number of shares of the Company’s common stock receivable upon conversion pursuant to the terms of the indenture as in effect on the Closing Date;

(10) reduce the fundamental change repurchase price of any Debenture or modify in any manner adverse to the holders of Debentures our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(11) adversely affect the ranking of the Debentures as our senior unsecured indebtedness; or

(12) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(a) cure any ambiguity, defect or inconsistency in the indenture, provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, adversely affect the interest of the holders in any material respect;

(b) comply with the provisions described under “—Consolidation, Merger and Sale of Assets” or “—Guarantees by Restricted Subsidiaries”;

(c) to comply with requirements of the SEC in connection with the qualification of this indenture under the Trust Indenture Act;

(d) evidence and provide for the acceptance of appointment by a successor trustee, registrar, paying agent or conversion agent;

(e) make any change that, in the good faith opinion of the Board of Directors as evidenced by a board resolution, does not materially and adversely affect the rights of any holder; provided that any amendment to conform the terms of the indenture or the Debentures to the description contained herein will not be deemed to be adverse to any holder;

(f) to provide for certificated Debentures in addition to or in place of global dentures issued thereunder;

(g) add Guarantees with respect to the Debentures issued thereunder in accordance with the applicable provisions of the indenture;

(h) to provide for conversion rights of holders of Debentures and the Company’s repurchase obligations in connection with a Fundamental Change in accordance with the applicable provisions of the indenture;

(i) secure the Debentures; or

(j) to decrease the Conversion Price.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Debentures or by depositing with the trustee or delivering to the holders, as applicable, after the Debentures have become due and payable, whether at stated maturity, or on any repurchase date, or upon conversion or otherwise, cash or shares of common stock, as applicable, sufficient to pay all of the outstanding Debentures or to satisfy our conversion obligation, as applicable, and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The indenture further provides that the provisions of the indenture will no longer be in effect with respect to all the covenants described herein under “—Covenants,” clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets,” clauses (3) and (4) under “—Events of Default” with respect to such clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets,” and “—Limitation on Asset Sales,” clause (e) under “—Events of Default” with respect to such other covenants and clauses (6) and (7) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations in an amount sufficient to pay the principal of, premium, if any, on the Debentures on the Stated Maturity or on the repurchase date; immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit; an opinion of counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and the delivery by us to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.  Except as specifically stated in this paragraph, none of our obligations under the indenture, including without limitation our obligation to convert the Debentures into shares of common stock, will be defeased or discharged.

Calculations in Respect of Debentures

Except as otherwise provided above, we will be responsible for making all calculations called for under the Debentures or in connection with a conversion. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock and the conversion price of the Debentures. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Debentures upon the request of that holder.

Trustee

The Bank of New York Mellon is the trustee, security registrar, paying agent and conversion agent.

Form, Denomination and Registration

The Debentures were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 in principal amount and multiples of $1,000.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 30 days after the same are filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Global Debentures, Book-Entry Form

The Debentures of each class are evidenced by one or more global Debentures. We deposited such global Debenture or Debentures with DTC and registered the global Debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global Debenture may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Debenture to such persons may be limited.

Holders who are not participants may beneficially own interests in a global Debenture held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Debenture, Cede & Co. for all purposes will be considered the sole holder of such global Debenture. Except as provided below, owners of beneficial interests in a global Debenture will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global Debenture.

We will make payments on a global Debenture to Cede & Co., as the registered owner of the global Debenture, by wire transfer of immediately available funds on any fundamental change repurchase date and the maturity date. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global Debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global Debenture as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global Debenture held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global Debenture to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures, including the presentation of Debentures for exchange, only at the direction of one or more participants to whose account with DTC interests in the global Debenture are credited, and only in respect of the principal amount of the Debentures represented by the global Debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global Debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at anytime. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Debentures in fully registered certificated form in exchange for global Debentures. In addition, the owner of a beneficial interest in a global Debenture will be entitled to receive a Debenture in fully registered certificated form in exchange for such interest if an event of default has occurred and is continuing.

Governing Law

The Debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for other capitalized terms used in this “Description of the Debentures” for which no definition is provided.

“2011 Notes” means 8.0% Senior Notes due 2011 issued by the Company pursuant to the 2011 Notes Indenture, together with any exchange notes issued therefor.

“2011 Notes Indenture” means the indenture dated as of June 8, 2004, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated September 19, 2005, November 1, 2006 and July 9, 2009.

“2013 Notes” means 7.375% Senior Notes due 2013 issued by the Company pursuant to the 2013 Notes Indenture, together with any exchange notes issued therefor.

“2013 Notes Indenture” means the indenture dated as of September 19, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated November 10, 2005 and November 1, 2006.

“2015 Notes” means 7.875% Senior Notes due 2015 issued by the Company pursuant to the 2015 Notes Indenture, together with any exchange notes issued therefor.

“2015 Notes Indenture” means the indenture dated as of November 22, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indenture dated November 1, 2006.

“2017 Notes” means 12.5% Springing Notes due 2017 (plus any Capitalized Interest) issued by the Company pursuant to the 2017 Notes Indenture.

“2017 Notes Indenture” means the indenture dated as of November 29, 2007 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated December 27, 2007, January 18, 2008 and July 9, 2009.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or

Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5) any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries and Regulated Subsidiaries;

(7) all extraordinary gains and, solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, extraordinary losses;

(8) the cumulative effect of changes in accounting principles; and

(9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event will Citadel be deemed to be an Affiliate of the Company.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:

(a) sales or other dispositions of Investment Securities, inventory, receivables and other current assets;

(b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(c) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2.5 million in any transaction or series of related transactions;

(d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(e) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary; or

(f) Permitted Liens, or foreclosure on assets as a result of Liens permitted under the “—Limitation on Liens” covenant.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Regulated Subsidiary” means (i) ETB Holdings, Inc. (provided that such entity is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such entity mean, or include, the Company), (ii) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OTS and the FDIC or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the common stock of which is owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors of the Federal Reserve System.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Citadel” means Citadel Limited Partnership and/or any of its Affiliates.

“Closing Date” means the date on which the Debentures are originally issued.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary, or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of common stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(3) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(4) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(5) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness,” calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however:

(1) any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof),

(2) Any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and

(3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated

Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Conversion Agent” means the trustee or such other office or agency designated by the Company where Debentures may be presented for conversion. The Conversion Agent shall initially be the trustee.

“Corporate Trust Office” means the principal office of the trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Company).

“Credit Facility” means a credit facility of, or Guaranteed by, the Company and used by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital and other general corporate purposes together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time.

“Debenture Guarantee” means any Guarantee of the obligations of the Company under the indenture and the Debentures by any Subsidiary Guarantor.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the Debentures, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Debentures or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Debentures; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or Fundamental Change occurring prior to the Stated Maturity of the Debentures shall not constitute Disqualified Stock if the “asset sale” or Fundamental Change provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “—Limitation on Asset Sales” and “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Debentures as are required to be repurchased pursuant to the “—Limitation on Asset Sales” and “—Fundamental Change Permits Holders to Require Us to Repurchase Debentures” covenants.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company with total assets as determined under GAAP of at least $100,000, as set forth on the most recently available quarterly or annual consolidated balance sheet of such Restricted Subsidiary other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.

“Exchange Securities” means up to an aggregate of $435,515,000 principal amount of convertible senior Debentures of the Company issued in exchange for 2011 Notes and up to an aggregate of $1,310,000,000 principal amount of convertible senior Debentures of the Company issued in exchange for 2017 Notes.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a board resolution, shall be conclusively determined.

“FDIC” means the Federal Deposit Insurance Corporation.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to the amortization of any expenses incurred in connection with the offering of the Notes; and (2) except as otherwise provided, the amortization or writedown of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and Statement of Financial Accounting Standards No. 142.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, Debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) Acquired Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10) all obligations to redeem or repurchase Preferred Stock issued by such Person, other than PIK Preferred Stock,

provided that Indebtedness shall not include:

(a) obligations arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit;

(b) indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary;

(c) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(d) Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding 5% of Consolidated Net Worth;

(e) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(f) indebtedness Incurred by Professional Path, Inc. in the ordinary course of its proprietary trading activities in an amount not to exceed at any one time outstanding of $5 million;

(g) advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

(h) Indebtedness Incurred by a Regulated Subsidiary and Guaranteed by the Company (i)(A) the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (B) where the provision of such Guarantee by the Company is required by the applicable regulatory authority or (ii) where the provision of such Guarantee by the Company is required by a bank, clearing house or other market participant in connection with the ordinary course of a Broker Dealer Regulated Subsidiary’s business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(C) that Indebtedness shall not include:

(1) any liability for federal, state, local or other taxes,

(2) performance, surety or appeal bonds provided in the ordinary course of business or

(3) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, Debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or as a Regulated Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “—Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the Fair Market Value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (1)(A) or (1)(B) of the “—Limitation on Asset Sales” covenant.

“Investment Grade Status” shall occur when the Debentures receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to stockholders of the type contemplated under clause (b)(9) under the covenant entitled “—Limitation on Restricted Payments” with respect to the taxable income relating to such Asset Sale or Regulated Sale;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4) appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Debentures by the Company from the holders commenced by mailing a notice to the trustee and each holder stating:

(1) the covenant pursuant to which the offer is being made and that all Debentures validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(3) that holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture, together with the form entitled “Form of Repurchase Notice” on the reverse side of the Debenture completed, to the paying agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the date of purchase;

(4) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day immediately preceding the date of purchase, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Debentures delivered for purchase and a statement that such holder is withdrawing his election to have such Debentures purchased; and

(5) that holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or multiples of $1,000.

On the date of purchase, the Company shall (a) accept for payment on a pro rata basis Debentures or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the paying agent money sufficient to pay the purchase price of all Debentures or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the trustee all Debentures or portions thereof so accepted together with an Officers’ Certificate specifying the Debentures or portions thereof accepted for payment by the Company. The paying agent shall promptly mail to the holders of Debentures so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered; provided that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase on or as soon as practicable after the date of purchase. The trustee shall act as the paying agent for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Debentures pursuant to an Offer to Purchase.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of the indenture.

“OTS” means the Office of Thrift Supervision.

“Permitted Investment” means:

(1) an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted

Subsidiary or Regulated Subsidiary; provided that such person’s primary business is a Related Business on the date of such Investment;

(2) Temporary Cash Investments and Investment Securities;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates; and

(7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “—Limitation on Asset Sales” covenant.

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11) Liens in favor of the Company or any Restricted Subsidiary;

(12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(18) Liens on or sales of receivables or mortgages in the ordinary course of business of the Company and its Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Preferred Stock” means Preferred Stock the terms of which do not permit the declaration or payment of any dividend or other distribution thereon or with respect thereto, or the redemption or conversion thereof, in each such case prior to the payment in full of the Company’s obligations under the Debentures.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program” means the TARP Capital Purchase Program of Treasury, the terms and conditions of which shall be set forth in a letter agreement between Treasury and the Company and documentation related thereto, including, but not limited to, a securities purchase agreement, certificate of designations for the TARP Preferred Stock and warrant (such letter agreement and related documentation collectively, the “Program Documentation”).

“Purchase Money Indebtedness” means indebtedness (1) incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the Closing Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such indebtedness is incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof. The term “Indebtedness” for purposes of clause (a)(3) under “—Covenants—Limitation on Indebtedness and Issuances of Preferred Stock” and clauses (4) and (6) of “—Covenants—Limitation on Liens” shall be deemed to include “Purchase Money Indebtedness.”

“Qualified Equity Offering” means the issuance or sale after the issue date of the TARP Preferred Stock of Tier 1 qualifying perpetual Preferred Stock or Common Stock of the Company for cash or any other offering defined as a Qualified Equity Offering in the Program Documentation.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the common stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2) all or substantially all of the property and assets of an operating unit or business of any Regulated Subsidiary that constitutes a Significant Subsidiary,

in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Regulated Sale” shall not include an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Related Business” means any financial services business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the Closing Date, including, but not limited to, activities under Section 4(k) of the Bank Holding Company Act, as amended, or Section 10 of the Home Owners’ Loan Act, as amended, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date.

 “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary, or a Regulated Subsidiary.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Domestic Subsidiary which provides a Debenture Guarantee of the Company’s obligations under the indenture and the Debentures pursuant to the “—Covenants—Future Subsidiary Guarantees.”

“Substitution Permanent Equity” means an economic interest of the Company classified as permanent equity under U.S. GAAP exchangeable for TARP Warrants at Treasury’s option if either (1) stockholder approval is required for the issuance of TARP Warrants but not obtained within 18 months of Treasury’s investment in the Company or (2) in the future the Company’s Common Stock is no longer listed or traded on a national securities exchange or securities association, equal to the fair market value of the TARP Warrants so exchanged or any other instrument or security required to be issued in the Program Documentation.

“TARP Preferred Stock” means senior perpetual Preferred Stock initially issued to Treasury qualifying as Tier 1 capital pursuant to the Program Documentation.

“TARP Warrants” means warrants on the Common Stock of the Company initially issued to Treasury pursuant to the Program Documentation.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury” means the United States Department of Treasury.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Debentures, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Well Capitalized” means “well capitalized” within the meaning of 12 U.S.C. §1831o, as determined by a particular Bank Regulated Subsidiary’s appropriate federal banking agency, but in no event less than the amount required in a capital directive or other capital requirement by a federal banking agency.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a description of the 2011 Notes, 2013 Notes, 2015 Notes and 2017 Notes.  In this section, we sometimes refer to the 2011 Notes, 2013 Notes and 2015 Notes collectively as the “Senior Notes” in order to distinguish them from the 2017 Notes.  For purposes of this “Description of Other Indebtedness”, except as expressly stated or where the context otherwise requires, the term the “Notes” includes the Senior Notes and the 2017 Notes; it does not include the Debentures.

Overview

The 2011 Notes

Pursuant to an indenture dated as of June 8, 2004, between E*TRADE Financial Corporation (the “Company”) and The Bank of New York, as trustee (the “Trustee”), the Company issued $400,000,000 aggregate principal amount of 8.0% Senior Notes Due 2011 on June 8, 2004 and $100,000,000 aggregate principal amount of 8.0% Senior Notes Due 2011 on September 19, 2005.  Such indenture, as supplemented by the first supplemental indenture thereto dated September 19, 2005 and the second supplemental indenture thereto dated November 1, 2006, and the third supplemental indenture thereto dated July 9, 2009, is referred to in this “Description of Other Indebtedness” as the “2011 Notes Indenture”.  In the Debt Exchange, $431,871,000 aggregate principal amount of our 2011 Notes were exchanged for Debentures.

The 2013 Notes

Pursuant to an indenture dated as of September 19, 2005, between the Company and the Trustee, the Company issued $350,000,000 aggregate principal amount of 7.375% Senior Notes Due 2013 on September 19, 2005 and $250,000,000 aggregate principal amount of 7.375% Senior Notes Due 2013 on November 10, 2005.  Such indenture, as supplemented by the first supplemental indenture thereto dated November 10, 2005 and the second supplemental indenture thereto dated November 1, 2006, is referred to in this “Description of Other Indebtedness” as the “2013 Notes Indenture”.

The 2015 Notes

Pursuant to an indenture dated as of November 22, 2005, between the Company, and the Trustee, the Company issued $300,000,000 aggregate principal amount of 7.875% Senior Notes Due 2015 on November 22, 2005.  Such indenture, as supplemented by the supplemental indenture thereto dated November 1, 2006, is referred to in this “Description of Other Indebtedness” as the “2015 Notes Indenture”.

The 2017 Notes

Pursuant to an indenture dated as of November 29, 2007, between the Company and the Trustee, the Company issued $1,786,000,000 aggregate principal amount of 12.5% Springing Lien Notes Due 2017 on November 29, 2007 (plus capitalized interest, the “Initial 2017 Notes”) and $150,000,000 aggregate principal amount of 12.5% Springing Lien Notes Due 2017 on January 18, 2008 (plus capitalized interest, the “Additional 2017 Notes”).  Such indenture, as supplemented by the first supplemental indenture thereto dated December 27, 2007, the second supplemental indenture thereto dated January 18, 2008, and the third supplemental indenture thereto dated July 9, 2009, is referred to in this “Description of Notes” as the “2017 Notes Indenture”.  Through June 30, 2009, the Company had elected to capitalize interest payable on the 2017 Notes on certain previous interest payment dates such that there was approximately $2.016 billion outstanding aggregate principal amount of Initial 2017 Notes and approximately $169.3 million outstanding aggregate principal amount of Additional 2017 Notes as of such date.  The Company currently expects to capitalize future interest payments through May 2010. Although the Initial 2017 Notes and the Additional 2017 Notes were issued in two tranches and are not fungible, for purposes of this “Description of Other Indebtedness”, except as expressly stated or where the context otherwise requires, the term the “2017 Notes” includes the Initial 2017 Notes and the Additional 2017 Notes.  If in the future the Company so elects to capitalize all or a portion of the interest payable on the 2017 Notes on interest payment dates occurring on or prior to May 31, 2010 as permitted by the 2017 Notes Indenture, the term the “2017 Notes” will also include such additional principal amount.  In the Debt Exchange, $1,310,000,000 aggregate principal amount of our 2017 Notes were exchanged for Debentures.

The 2011 Notes Indenture, 2013 Notes Indenture, 2015 Notes Indenture and 2017 Notes Indenture are collectively referred to in this prospectus as the “Indentures” and each as an “Indenture”.  In addition, we may refer to the 2011 Notes Indenture, 2013 Notes Indenture and the 2015 Notes Indenture as the “Senior Notes Indentures”.  The terms of the Notes include those stated in their respective Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following is a summary of the material provisions of the Indentures but does not restate the Indentures in their entirety.  Definitions of certain capitalized terms used in the following summary can be found under the subheading “—Definitions”.  We urge holders of the Notes to read the Indentures because they, and not this description, define the rights of such holders as holders of the Notes.  Copies of the Indentures are available upon request from the Company.  For purposes of this “Description of Other Indebtedness”, the terms “we”, “us”, “our” and the “Company” mean E*TRADE Financial Corporation and its successors under the Indentures, in each case excluding its subsidiaries.

Our broker dealer and bank regulated subsidiaries, which we refer to as our Regulated Subsidiaries, are generally not subject to many of the restrictive covenants in the Indentures which place limitations on the Company’s actions, and where they are subject to covenants, there are numerous exceptions and limitations.  As of December 31, 2008, our Regulated Subsidiaries represented substantially all of our total consolidated assets.  In 2008 and 2006, our Regulated Subsidiaries generated substantially all of our consolidated net revenues, and in 2007 certain of our Regulated Subsidiaries generated substantially all of the losses that caused us to have negative consolidated net revenues.

General

The 2011 Notes will mature on June 15, 2011 and are initially limited to $500,000,000 aggregate principal amount.  The 2013 Notes will mature on September 15, 2013 and are initially limited to $600,000,000 aggregate principal amount.  The 2015 Notes will mature on December 1, 2015 and are initially limited to $300,000,000 aggregate principal amount.  The 2017 Notes will mature on November 30, 2017 and are initially limited to $1,936,000,000 (plus capitalized interest, if any) aggregate principal amount.

The Notes are general senior obligations of the Company.  The Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness.  The Notes are not currently secured by any property or assets or guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations.  Accordingly, currently the Notes are effectively subordinated to any currently secured debt to the extent of the collateral securing such debt.  The Notes are not currently guaranteed by any of our subsidiaries.  Unless and until one or more of our subsidiaries guarantee the Notes, the Notes will be effectively subordinated to the liabilities of all of our subsidiaries.

In the future, upon the occurrence of the Trigger Date the Company will be required to secure the 2017 Notes and cause the Restricted Subsidiaries to guarantee the 2017 Notes as described below under “—Covenants—Springing Lien” and “—Covenants—Future Subsidiary Guarantees”.  In addition, the 2019 Indenture will require the Debentures to be equally and ratably secured with the 2017 Notes and will require the Company to cause the Restricted Subsidiaries to guarantee the Debentures.  Even if the 2017 Notes become guaranteed by certain of our subsidiaries and secured by certain of our assets following the occurrence of the Trigger Date, such guarantees and security may not provide holders of the 2017 Notes with any further protection and holders of the 2017 Notes could lose some or all of their investment in the 2017 Notes.  In addition, upon the occurrence of the Trigger Date, any outstanding Senior Notes will be effectively subordinated to the 2017 Notes and the Debentures to the extent of the collateral securing the 2017 Notes and the Debentures unless and until such outstanding Senior Notes are equally and ratably secured.  For further information regarding risks related to owning the Notes, please see “Risk Factors”.

The Notes are represented in the form of global notes in fully registered book-entry form without interest coupons that are on deposit with the Trustee as custodian for The Depository Trust Company, also referred to as

DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.  See “—Book-Entry; Delivery and Form”.

Interest

Interest on the 2011 Notes accrues at a rate of 8.0% per annum and is payable semi-annually in cash on each June 15 and December 15, commencing December 15, 2004.  We make interest payments to the persons who are registered holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date.

Interest on the 2013 Notes accrues at a rate of 7.375% per annum and is payable semi-annually in cash on each March 15 and September 15, commencing March 15, 2006.  We make interest payments to the persons who are registered holders at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date.

Interest on the 2015 Notes accrues at a rate of 7.875% per annum and is payable semi-annually in cash on each June 1 and December 1, commencing June 1, 2006.  We make interest payments to the persons who are registered holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date.

Interest on the 2017 Notes accrues at a rate of 12.5% per annum and is payable semi-annually in cash on each May 31 and November 30, commencing May 31, 2008; provided, however, that on any interest payment date occurring on or prior to May 31, 2010, the Company shall have the option to capitalize and to add to the principal amount of the 2017 Notes all or a portion of the interest payable on the 2017 Notes on such interest payment date and, provided further, that on any interest payment date occurring after May 31, 2010, all interest on the 2017 Notes shall be payable in cash.  The interest so capitalized is referred to herein as “Capitalized Interest” and shall constitute principal amount of the 2017 Notes for all purposes of the 2017 Notes and the 2017 Notes Indenture.  We will make interest payments to the persons who are registered holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date.

Interest on the Notes accrues from the most recent date on which interest on the Notes was paid or, if no interest has been paid, from and including the date on which the Notes were originally issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

General

The Company may redeem the 2011 Notes, in whole or in part, at any time and from time to time on or after June 15, 2008.  The redemption price for the 2011 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing June 15	Redemption Price
2009	102.000%
2010 and thereafter	100.000%

The Company may redeem the 2013 Notes, in whole or in part, at any time and from time to time on or after September 15, 2009.  The redemption price for the 2013 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing September 15	Redemption Price
2009	103.688%
2010	101.844%
2011 and thereafter	100.000%

The Company may redeem the 2015 Notes, in whole or in part, at any time and from time to time on or after December 1, 2010.  The redemption price for the 2015 Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing December 1	Redemption Price
2010	103.938%
2011	102.625%
2012	101.313%
2013 and thereafter	100.000%

The Company may redeem the 2017 Notes, in whole or in part, at any time and from time to time on or after November 30, 2012.  The redemption price for the Notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:

If Redeemed During the Twelve-Month Period Commencing December 1	Redemption Price
2012	112.500%
2013	109.375%
2014	106.250%
2015	103.125%
2016 and thereafter	100.000%

The Company may also redeem the 2013 Notes, 2015 Notes and the 2017 Notes with the proceeds of public equity offerings, and the 2017 Notes in connection with a Change of Control.

Optional Redemption of the 2017 Notes in connection with Public Equity Offerings

At any time and from time to time prior to November 30, 2012, the Company may redeem the 2017 Notes with the Net Cash Proceeds received by the Company from one or more sales of its Capital Stock (other than Disqualified Stock) at a redemption price of 112.5% of their principal amount, plus accrued and unpaid interest; provided that at least 65% of the aggregate principal amount of the 2017 Notes originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.  The Company currently does not expect to exercise this repurchase right.

Ranking

The Notes are general senior obligations of the Company.  The Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness.  The Senior Notes are not, and the 2017 Notes are not initially, secured by any property or assets and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations.  Accordingly, the Senior Notes are, and the 2017 Notes are at least initially, effectively subordinated to the liabilities of our subsidiaries and to any secured debt to the extent of the collateral securing such debt.

In the future, upon the occurrence of the Trigger Date the Company will be required to secure the 2017 Notes and cause the Restricted Subsidiaries to guarantee the 2017 Notes as described below under “—Covenants—Springing Lien” and “—Covenants—Future Subsidiary Guarantees”.  In addition, the 2019 Indenture will require the Debentures to be equally and ratably secured with the 2017 Notes and will require the Company to cause the Restricted Subsidiaries to guarantee the Debentures.  Even if the 2017 Notes become guaranteed by certain of our subsidiaries and secured by certain of our assets following the occurrence of the Trigger Date, such guarantees and security may not provide holders of the 2017 Notes with any further protection and holders of the 2017 Notes could lose some or all of their investment in the 2017 Notes.  In addition, upon the occurrence of the Trigger Date, any outstanding Senior Notes will be effectively subordinated to the 2017 Notes and the Debentures to the extent of the collateral securing the 2017 Notes and the Debentures unless and until such outstanding Senior notes are equally and ratably secured.  For further information regarding the risks related to owning the Notes, please see “Risk Factors”.

Absence of FDIC Insurance and Guarantees

The Notes are not savings accounts or deposits with E*TRADE Bank or any other Subsidiary of the Company nor are they insured by the FDIC or by the United States or any agency or fund of the United States.  In addition, the Notes are not obligations of, or guaranteed by any of our Subsidiaries.  Subject to the occurrence of the Trigger Date and the occurrence of the actions set forth under “—Covenants—Springing Lien” (which apply only to the 2017 Notes), the Notes are not secured by our assets or those of any of our Subsidiaries.

Sinking Fund

There will be no sinking fund payments for the Notes.

Governing Law

The Indentures, including the Note Guarantees, and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Covenants

Overview

In the Indentures, the Company has agreed to covenants that limit its and its Restricted Subsidiaries’ and, in certain limited cases, Regulated Subsidiaries’, ability, among other things, to:

•	incur additional debt and issue Preferred Stock;

•	pay dividends, acquire shares of Capital Stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Regulated Subsidiaries or Restricted Subsidiaries;

•	issue or sell Capital Stock of Regulated Subsidiaries or Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with stockholders and Affiliates;

•	create Liens; and

•	effect mergers.

Pursuant to the Indentures, the covenants under “—Limitation on Indebtedness and Issuances of Preferred Stock”, “—Limitation on Restricted Payments”, “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries”, “—Future Subsidiary Guarantees”, “—Limitation on Transactions with Stockholders and Affiliates”, “—Limitation on Liens”, “—Limitation on Sale-Leaseback Transactions”, and “—Limitation on Asset Sales”, apply to the Company and the Restricted Subsidiaries, but in certain cases do not apply to Regulated Subsidiaries to the same extent or at all.

If a Change of Control occurs, each holder of Notes will have the right to require the Company to repurchase all or a part of the holder’s Notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Limitation on Indebtedness and Issuances of Preferred Stock

(a)                 The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than:  (i) the 2011 Notes, any 2011 Notes Guarantees and other Indebtedness existing on the Closing Date under the 2011 Notes Indenture; (ii) the 2013 Notes, any 2013 Notes Guarantees, the 2011 Notes and other Indebtedness existing on the Closing Date under the 2013 Notes Indenture; (iii) the 2015 Notes, any 2015 Notes Guarantees, the 2013 Notes, the 2011 Notes and other Indebtedness existing on the Closing Date under the 2015 Notes Indenture; and (iv) the 2017 Notes, any 2017 Notes Guarantees and other Indebtedness existing on the Closing Date under the 2017 Notes Indenture) and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.50 to 1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1)           Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(2)           Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Subsidiary Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)           Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4)           a) In the case of the 2011 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2011 Notes as described under “—Defeasance”;

(b)                 In the case of the 2013 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2013 Notes or 2011 Notes as described under “—Defeasance”;

(c)                 In the case of the 2015 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2015 Notes, 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2015 Notes, 2013 Notes or 2011 Notes as described under “—Defeasance”;

(d)                 In the case of the 2017 Notes, Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the 2017 Notes, 2015 Notes, 2013 Notes or 2011 Notes as described under “—Defeasance”; and

(5)           Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Future Subsidiary Guarantees” covenant.

(e)                 Notwithstanding any other provision of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness.  For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred.

(f)                 For each series of Notes, for purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (x) Indebtedness outstanding under any Credit Facility on the applicable Closing Date for such series of Notes shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness.  For purposes of determining compliance with this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(g)                 Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes or the applicable Note Guarantee to the same extent.

(h)                 The Company will not permit any Regulated Subsidiary (x) to Incur any Indebtedness the proceeds of which are not invested in the business of such Bank Regulated Subsidiary (or any Subsidiary of such Bank Regulated Subsidiary) or such Broker Dealer Regulated Subsidiary (or any Subsidiary of such Broker Dealer Regulated Subsidiary which is also a Regulated Subsidiary) and (y) to Incur any Indebtedness for the purpose, directly or indirectly, of dividending or distributing the proceeds of such Indebtedness to the Company or any Restricted Subsidiary; except that the Incurrence of Indebtedness by a Regulated Subsidiary that does not comply with (x) or (y) above shall be permitted provided that such Incurrence complies with paragraph (a) of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant as if such paragraph applied to such Regulated Subsidiary.

Limitation on Restricted Payments

(a)                 The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(1)           declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders, (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (z) pro rata dividends on Preferred Stock of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;

(2)           purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary) or (B) a Restricted Subsidiary or Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary);

(3)           make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee; or

(4) (a) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)          a Default or Event of Default shall have occurred and be continuing;

(B)           the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(C)           the subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OTS or FDIC, or any applicable state, federal or self regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or

(D)           the aggregate amount of all Restricted Payments made after the applicable Closing Date shall exceed the sum of:

(1)           50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2004 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in “—SEC Reports and Reports to Holders” or has furnished comparable financial information to the Trustee; plus

(2)           the aggregate Net Cash Proceeds received by the Company after the Closing Date (in the case of the 2011 Notes) or April 1, 2004 (in the case of the 2013, 2015 and 2017 Notes) as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indentures of Indebtedness of the Company for cash subsequent to the Closing Date (in the case of the 2011 Notes) or April 1, 2004 (in the case of the 2013, 2015 and 2017 Notes) upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(3)           an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary; plus

(4)           $100 million.

(b)                 The foregoing provision shall not be violated by reason of:

(1)           the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2)           the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(3)           the repurchase, redemption or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with the “Repurchase of Notes Upon a Change of Control” covenant), prior to the respective Stated Maturity of the Notes;

(4)           the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with the “—Repurchase of Notes Upon a Change of Control” covenant), prior to the respective Stated Maturity of the Notes;

(5)           payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, any Restricted Subsidiary or any

Regulated Subsidiary and that, in the case of the Company, comply with the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(6)           Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7)           the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8)           the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (8) shall not exceed $50 million;

(9)           the repurchase of Common Stock of the Company, or the declaration or payment of dividends on Common Stock (other than Disqualified Stock) of the Company; provided that the aggregate amount of all such declarations, payments or repurchases pursuant to this clause (9) shall not exceed $100 million in any fiscal year; provided further that at the time of declaration of such dividend or at the time of such repurchase (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant; or

(10)           the repurchase, redemption or other acquisition of the Outstanding Convertible Notes,

provided that, except in the case of clause (1), no Default or Event of Default (excluding, in each case, clause (i) of “Events of Default”) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c)                 Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (10) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof, the repurchase of Common Stock referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments.  If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

(d)                 For purposes of determining compliance with this “—Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “—Limitation on Restricted Payments” covenant, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

In connection with the Debt Exchange and the successful consent solicitation, this covenant was amended in the 2011 Notes Indenture and the 2017 Notes Indenture upon the execution of supplemental indentures dated July 9, 2009 in the following manner:

(A)                 deleting the word “or” after the semicolon in clause (b)(9), replacing the comma after the word “Notes” with a semicolon in clause (b)(10) and adding the following after such clause (b)(10):

“(11)           any payment of dividends with respect to the TARP Preferred Stock, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering; provided the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings does not exceed $500,000,000 and the dividend rate on any Preferred Stock issued in a Qualified Equity Offering does not exceed 9.9% per annum; or

(12)           any redemption or repurchase of any shares of TARP Preferred Stock, any TARP Warrants, any Substitution Permanent Equity or any Capital Stock issued by the Company in any Qualified Equity Offering, in each case using the Net Cash Proceeds of one or more Qualified Equity Offerings; provided the aggregate face amount of any Preferred Stock issued by the Company in all Qualified Equity Offerings does not exceed $500,000,000 and the dividend rate on any Preferred Stock issued in a Qualified Equity Offering does not exceed 9.9% per annum,”

(B)                 amending and restating clause (c) in its entirety as follows:

“Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (10), (11) or (12) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof or the repurchase of Common Stock referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.”

The 2013 Notes Indenture and 2015 Notes Indentures were not so amended.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Subsidiary Guarantor) to:

(1)                 pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(2)                 pay any Indebtedness owed to the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(3)                 make loans or advances to the Company or any other Restricted Subsidiary or Regulated Subsidiary; or

(4)                 transfer any of its property or assets to the Company or any other Restricted Subsidiary or Regulated Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)                 existing on the applicable Closing Date for each series of Notes in any Credit Facility, the Indentures or any other agreements in effect on such Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)                 existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary,

including, but not limited to the OTS, the FDIC, the SEC or any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3)                 existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)                 in the case of clause (4) of the first paragraph of this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant:

(A)        that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)         existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by the Indentures; or

(C)         arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole; or

(5)                 with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary.

Nothing contained in this “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)                 (i) with respect to the capital stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2)                 issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)                 if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “—Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)                 (i) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock but excluding Disqualified Stock) of a Restricted Subsidiary or a Regulated Subsidiary by the Company, a Restricted Subsidiary or a Regulated Subsidiary, provided that the Company or such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the “—Limitation on Asset Sales” covenant and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under the “—Limitations on Indebtedness and Issuances of Preferred Stock” covenant; or

(5)                 sales of Capital Stock, other than Common Stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary.

Future Subsidiary Guarantees

The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary), unless (a) such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary or Regulated Subsidiary and (b) such Restricted Subsidiary or Regulated Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary or Regulated Subsidiary as a result of any payment by such Restricted Subsidiary or Regulated Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full.  The obligations of any such future Subsidiary Guarantor will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.  In addition, in the case of the 2017 Notes, on the Trigger Date, the Company shall cause each of its Restricted Subsidiaries to execute and deliver a Subsidiary Guarantee of payment of the 2017 Notes by each such Restricted Subsidiary, to the extent permitted by law. Also on the Trigger Date, the 2019 Indenture will require the Company to cause the Restricted Subsidiaries to guarantee the Debentures.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Notes Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any:

(1)                 sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s and Regulated Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary or Regulated Subsidiary (which sale, exchange or transfer is not prohibited by the Indentures) or upon the designation of such Restricted Subsidiary or Regulated Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indentures; or

(2)                 the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Stockholders and Affiliates

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)                 transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2)                 any transaction solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof;

(3)                 the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4)                 any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5)                 any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6)                 the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7)                 loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8)                 deposit, checking, banking and brokerage products and services typically offered to our customers on substantially the same terms and conditions as those offered to our customers, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors of under the Federal Reserve System; or

(9)                 any Permitted Investments or any Restricted Payments not prohibited by the “—Limitation on Restricted Payments” covenant.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “—Limitation on Transactions with Stockholders and Affiliates” covenant and not covered by clauses (2) through (6) of this paragraph, (a) the aggregate amount of which exceeds $15 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indentures to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1)                 (a) In the case of the 2011 Notes, 2013 Notes or 2015 Notes, Liens existing on the applicable Closing Date;

              (b) In the case of the 2017 Notes, Liens existing on the Closing Date (other than the Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility);

(2)                 Liens granted after the applicable Closing Date for each series of Notes on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the holders;

(3)                 Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(4)                 Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5)                 (a) For the 2011 Notes, Liens securing Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

              (b) For the 2013 Notes and 2015 Notes, Liens securing Indebtedness (including Hedging Obligations with respect thereto) in an aggregate amount not to exceed the greater of (x) $300 million or (y) an amount equal to the Secured Indebtedness Cap on the dates on which such Lien is to be incurred;

              (c) For the 2017 Notes, Liens securing Indebtedness (including Hedging Obligations with respect thereto) under any Credit Facility in an amount not to exceed $300 million.

(6)                 Liens (including extensions and renewals thereof) upon real or personal property acquired after the applicable Closing Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7)                 Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8)                 Liens incurred by the Company or a Restricted Subsidiary for the benefit of a Regulated Subsidiary in the ordinary course of business including Liens incurred in the Broker Dealer Regulated Subsidiary’s securities business with respect to obligations that do not exceed $200 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); or

(9)                 Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired.

The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

(1)                 the lease is for a period, including renewal rights, of not in excess of three years;

(2)                 the lease secures or relates to industrial revenue or pollution control bonds;

(3)                 the transaction is solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof; or

(4)                 the Company or such Restricted Subsidiary or Regulated Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the third paragraph of the “—Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Company or such Restricted Subsidiary or Regulated Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary or Regulated Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (excluding the first $300 million of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from Asset Sales and Regulated Sales after the applicable Closing Date) from one or more Asset Sales or Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to:

(1)                 within twelve months after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Worth,

(A)           apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness or to redeem or repurchase Capital Stock, otherwise permitted by the Indentures, of any Restricted Subsidiary or Regulated Subsidiary, in each case owing to or owned by a Person other than the Company or any Affiliate of the Company; or

(B)           invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and

(2)                 apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from one or more Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “—Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”.

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “—Limitation on Asset Sales” covenant totals at least $50 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by the Indentures.

If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness.  Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business.

Maintenance of Capitalization under the 2017 Notes Indenture

Under the 2017 Notes Indenture, the Company will not permit any Bank Regulated Subsidiary that constitutes a federally insured depositary institution to fail to be at least Well Capitalized for a period of more than 30 consecutive days in any fiscal quarter of the Company.

Repurchase of Notes upon a Change of Control

Under the 2017 Notes Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all 2017 Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.

Under the Senior Notes Indentures, the Company must commence, within 30 days of the later of (1) the occurrence of a Change of Control, and (2) a Rating Decline, and consummate an Offer to Purchase for all 2011, 2013 and 2015 Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date; provided that the Company shall not be required to make an Offer to Purchase unless a Rating Decline occurs.

There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time).

The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indentures applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

The Company will deliver to the Trustee within 30 days after the filing of the same with the Securities and Exchange Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Securities and Exchange Commission, to the extent permitted, and provide the Trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act.  The Company will also comply with the other provisions of the TIA, Section 314(a).

Springing Lien under the 2017 Notes Indenture

Promptly following the occurrence of the Trigger Date, the Company will take such actions as are reasonably necessary and as the Trustee may reasonably request (including delivery of security agreements, pledge agreements, financing statements and other security documents, authorization documents and opinions of counsel) to ensure and confirm that the obligations of the Company under the 2017 Notes and of each Subsidiary Guarantor that is a Restricted Subsidiary under any Subsidiary Guarantee (up to a maximum amount of Indebtedness under the 2017 Notes that would not result in or require any of the 2011 Notes, the 2013 Notes or the 2015 Notes becoming directly secured equally and ratably with the 2017 Notes pursuant to the provisions of the 2011 Notes Indenture, the 2013 Notes Indenture or the 2015 Notes Indenture, as the case may be) are secured by a first priority ((i) junior only to (x) the Liens existing on the Closing Date for the 2017 Notes and (y) Liens securing any Credit Facility in the amount not to exceed $300,000,000 and (ii) otherwise, subject only to Liens permitted by the covenants described under “—Limitation on Liens”) perfected Lien on (I) the ownership interest of the Company and each such Subsidiary Guarantor in the stock and other equity interests of each Domestic Subsidiary; (II) the ownership interest of the Company and each such Subsidiary Guarantor in the stock and other equity interests of each direct Foreign Subsidiary of the Company and of each Domestic Subsidiary; provided that neither the Company nor any Domestic Subsidiary shall be required to pledge more than 65% of the stock and other equity interest in any Foreign Subsidiary; and (III) all other present and future assets and properties (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights, intercompany notes and other investment property, and general intangibles) of the Company and each such Subsidiary Guarantor, except in each of (I), (II) and (III) such property and assets constituting Excluded Collateral.

In furtherance of the foregoing, the Company will, and will cause each Domestic Subsidiary to, execute and deliver to the Trustee (A) from time to time prior to the Trigger Date, such documents as are reasonably necessary and as the Trustee may reasonably request to ensure that the Liens described above on substantially all personal property (other than property described in clause (ii) of the preceding sentence) of the Company and its Domestic Subsidiaries will be created and perfected promptly after the Trigger Date; (B) not later than 30 days after the Trigger Date, a mortgage or deed of trust with respect to each parcel of real estate owned by the Company or any Domestic Subsidiary; (C) as soon as reasonably practicable after the Trigger Date, such documentation (including title insurance policies, flood plain certifications and other customary documents) as is reasonably necessary and as the Trustee may reasonably request in connection with the mortgages and deeds of trust described in clause (B) above and (D) as soon as reasonably practicable after the Trigger Date, all documents necessary to create and perfect the Liens described in clause (ii) of the preceding sentence.  The Company agrees that after the Trigger Date it will use, and will cause each applicable Subsidiary to use, commercially reasonable efforts to promptly deliver all items required by clauses (C) and (D) of the preceding sentence.

For the avoidance of doubt, (a) the Company shall not, and shall not permit the Subsidiary Guarantors to, secure Indebtedness under the 2017 Notes and the Subsidiary Guarantees in excess of the amount that is permitted to be secured under the provisions of the 2013 Notes Indenture and the 2015 Notes Indenture without granting equal and ratable security to the holders of the 2015 Notes, the 2013 Notes and/or the 2011 Notes and (b) at any time the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period exceeds the amount of Indebtedness under the 2017 Notes heretofore secured in compliance with the provisions of this section, the Company shall secure the additional amount of Indebtedness under the 2017 Notes, such that the aggregate amount of Indebtedness under the 2017 Notes secured in compliance with the provisions of this section equals the amount of the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period.

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.  The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Effectiveness of Covenants

The covenants described under “—Limitation on Indebtedness and Issuances of Preferred Stock”, “—Limitation on Restricted Payments”, “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries”, “—Future Subsidiary Guarantees”, “—Limitation on Transactions with Stockholders and Affiliates”, “—Limitation on Sale-Leaseback Transactions”, “—Limitation on Asset Sales”, “—SEC reports”, “—Limitation on Lines of Business”, “—Maintenance of Capitalization”, and “—Springing Lien” (the “Terminated Covenants”) will no longer be in effect upon the Company attaining Investment Grade Status.  The Terminated Covenants will not be reinstated regardless of whether the Company’s credit rating is subsequently downgraded from Investment Grade Status.

Collateral Documents and Security under the 2017 Notes Indenture

Upon securing the 2017 Notes in accordance with the “—Covenants—Springing Lien” covenant described above, the following provisions shall apply:

(1)                 The Company shall appoint a Collateral Agent which shall be entitled to the protections, immunities and indemnities as provided in a supplemental indenture attached to the 2017 Notes Indenture.

(2)                 In order to secure the due and punctual payment of the 2017 Notes, the Company and the Subsidiary Guarantors will enter into the Collateral Documents to create the Note Liens on the Collateral in accordance with the terms thereof.

Upon any realization upon the Collateral, the proceeds thereof shall be applied, subject to the terms of the Intercreditor Agreement, in accordance with the Collateral Documents and the 2017 Notes Indenture.

The Note Liens will be released automatically:

(i)	as to all of the Collateral, upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, on the 2017 Notes;

(ii)	as to all of the Collateral, upon defeasance or discharge of the 2017 Notes in accordance with the provisions described in “—Defeasance” below;

(iii)
as to any property or assets constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any of its Subsidiaries in a transaction not prohibited by the 2017 Notes Indenture, at the time of such sale, transfer or disposition; or

(iv)
as to any property constituting Collateral that is owned by a Subsidiary Guarantor that has been released from its obligations under its Subsidiary Guarantee in accordance with “—Covenants—Future Subsidiary Guarantees”, concurrently with the release of such Guarantee.

The Company and each Subsidiary Guarantor may, without any release or consent by the Trustee or the Collateral Agent, perform a number of activities in the ordinary course in respect of the Collateral to the extent not restricted or prohibited by the Collateral Documents and the 2017 Notes Indenture, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens which has become worn out, defective or obsolete or not used or useful in the business, (ii) abandoning, terminating, canceling, releasing or making alternations in or substitutions of any leases or contracts subject to the Note Liens, (iii) surrendering or modifying any franchise, license or permit subject to the Note Liens which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the 2017 Notes Indenture; and (ix) abandoning any property which is not longer used or useful in the Company’s business.  The release of any Collateral from the Note Liens pursuant to the terms of the 2017 Notes Indenture and the Collateral Documents shall not be deemed to impair the security under the 2017 Notes Indenture in contravention of the provisions thereof if and to the extent that the Collateral is released pursuant to the terms described in this paragraph.

In the event that the Company delivers an Officers’ Certificate certifying that (a) its obligations under the 2017 Notes Indenture have been defeased or discharged by complying with the provisions described in “—Defeasance” or (b) a Subsidiary Guarantor shall have been released from its obligations under its Subsidiary Guarantee the Note Liens on all property and assets (including any Capital Stock) constituting Collateral (in the case of clause (a)) or the property and assets (including any Capital Stock) constituting Collateral owned by such Subsidiary Guarantor (in the case of clause (b)) shall be released, and the Collateral Agent shall (i) at the Company’s expense, promptly execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Subsidiary Guarantor, as applicable, may reasonably request to evidence the termination of such Note Liens and (ii) not be deemed to hold such Note Liens for the benefit of the Trustee and the holders of 2017 Notes.

Events of Default

The following events are defined as “Events of Default” in the Indentures:

(a)                 default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)                 default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)                 default in the performance or breach of the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with the “—Limitation on Asset Sales” or “—Repurchase of Notes upon a Change of Control” covenant;

(d)                 the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in one or more of the Indentures or under a series of Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the applicable series of Notes;

(e)                 there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;

(f)                 any final judgment or order (not covered by insurance), that is non-appealable, for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)                 a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h)                 the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

(i)      failure by any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities, and such condition continues for a period of 30 days after the Company or such Broker Dealer Regulated Subsidiary first becomes aware of such failure;

(j)      failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized”, as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (j) shall not have occurred until (x) 45 days from the time that such Bank Regulated Subsidiary has notice or is deemed to have notice of such failure unless a capital restoration plan has been filed the with OTS within that time (y) the expiration of a 90-day period commencing on the earlier of the date of initial submission of a capital restoration plan to the OTS (unless such capital plan is approved by the OTS before the expiration of such 90-day period or, if the OTS has notified us that it needs additional time to determine whether to approve such capital plan, in which case such 90-day period shall be extended until the OTS determines whether to approve such capital plan, such capital plan is approved by the OTS upon the expiration of such extended period);

(k)                 if the Company or any Subsidiary that holds Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall become ineligible to hold such Capital Stock by reason of a statutory disqualification or otherwise;

(l)                   the Commission shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration;

(m)                 the Examining Authority (as defined in Rule 15c3-1) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10 days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof;

(n)                 the occurrence of any event of acceleration in a subordination agreement, as defined in Appendix D to Rule 15c3-1 of the Exchange Act, to which the Company or any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary is a party; or

(o)                 any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by the Indentures, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect;

In addition, the following events are defined as Events of Default under the 2017 Notes Indenture:  (a) failure of the Company to comply with the “—Maintenance of Capitalization” covenant of the 2017 Notes Indenture; and (b) any Lien on property or assets with a Fair Market Value in excess of $5,000,000 purported to be created under any Collateral Document shall cease to be, or shall be asserted by the Company or any of its Subsidiaries not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the 2017 Notes Indenture or (ii) as a result of the failure by the Trustee or a collateral agent appointed by the trustee to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under one of more of the Indentures, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes under each Indenture, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on the applicable series of Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.  The holders of at least a majority in principal amount of the outstanding Notes of a series by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences with respect to such series of Notes if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the applicable series of Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  For information as to the waiver of defaults, see “—Modification and Waiver”.

The holders of at least a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes of such series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes of such series.  A holder may not pursue any remedy with respect to the Indentures or the Notes unless:

(1)                 the holder gives the Trustee written notice of a continuing Event of Default;

(2)                 the holders of at least 25% in aggregate principal amount of outstanding Notes under the applicable Indenture make a written request to the Trustee to pursue the remedy;

(3)                 such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                 during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes under the applicable Indenture do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

Officers of the Company must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and Regulated Subsidiaries and the Company’s and its Restricted Subsidiaries’ and its Regulated Subsidiaries’ performance under the Indentures and that, to their knowledge, the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.  The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indentures.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)                 it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Indentures and the Notes; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the Indentures and the Notes;

(2)                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                 immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4)                 immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(5)                 it delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6)                 each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “—Consolidation, Merger and Sale of Assets” section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and the Indentures; provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge

Each Indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes issued thereunder on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes issued thereunder (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A)                 the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes issued pursuant to such Indenture on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes issued thereunder;

(B)                 the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that the holders of the applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “—Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the applicable Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(C)                 immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default

The Indentures further provide that the provisions of the Indentures will no longer be in effect with respect to clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Covenants”, clause (c) under “—Events of Default” with respect to such clauses (3) and (4) under “—Consolidation, Merger and Sale of Assets”, clause (d) under “—Events of Default” with respect to such other covenants and clauses (e) and (f) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indentures and the applicable series of Notes, the satisfaction of the provisions described in clauses (B)(2) and (C) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

If the Company exercises its option to omit compliance with certain covenants and provisions of an Indenture with respect to a series of Notes as described in the immediately preceding paragraph and the Notes of such series are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such series of Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such series of Notes at the time of the acceleration resulting from such Event of Default.  However, the Company will remain liable for such payments, and any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when:

(1)                 either:

(a)         all Notes issued thereunder that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under the Indentures; or

(b)         all Notes issued thereunder mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on such series of Notes to the date of maturity or redemption and all other sums payable under the Indenture;

(2)                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such Indenture or any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; and

(3)                 the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

Each Indenture may be amended or supplemented, without the consent of any holder, to:

(a)                 cure any ambiguity, defect or inconsistency in the Indentures, provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, adversely affect the interest of the holders in any material respect;

(b)                 comply with the provisions described under “—Consolidation, Merger and Sale of Assets” or “—Guarantees by Restricted Subsidiaries”;

(c)                 comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indentures under the TIA;

(d)                 evidence and provide for the acceptance of appointment by a successor Trustee;

(e)                 make any change that, in the good faith opinion of the Board of Directors as evidenced by a board resolution, does not materially and adversely affect the rights of any holder;

(f)                  to provide for uncertificated Notes in addition to or in place of certificated Notes issued thereunder;

(g)                 add Guarantees with respect to the Notes issued thereunder in accordance with the applicable provisions of the Indentures; or

(h)                 secure the Notes;

In addition, each Senior Notes Indenture may be amended or supplemented without the consent of any holder to:  (a) provide for the issuance of Additional Notes of the series of Notes issued thereunder in accordance with the respective Indentures; or (b) conform any provisions contained in the Indentures to the “Description of Notes” sections contained in certain offering documents as described in the Indentures.

Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes issued thereunder; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1)                 change the Stated Maturity of the principal of, or any installment of interest on, any Note issued thereunder;

(2)                 reduce the principal amount of, or premium, if any, or interest on, any Note issued thereunder;

(3)                 change the optional redemption dates or optional redemption prices of the Notes issued thereunder from that stated under “—Optional Redemption”;

(4)                 change the place or currency of payment of principal of, or premium, if any, or interest on, any Note issued thereunder;

(5)                 impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note issued thereunder;

(6)                 waive a default in the payment of principal of, premium, if any, or interest on the Notes issued thereunder or modify any provision of such Indenture relating to modification or amendment thereof;

(7)                 reduce the above-stated percentage of outstanding Notes of such series, the consent of whose holders is necessary to modify or amend the applicable indenture;

(8)                 release any Subsidiary Guarantor from its Notes Guarantee, except as provided in such Indenture;

(9)                 reduce the percentage or aggregate principal amount of outstanding Notes issued thereunder the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

In addition, under the 2017 Notes Indenture, the amount of 2017 Notes issued pursuant to the 2017 Notes Indenture cannot be increased above $1,936,000,000 (plus any capitalized interest) without the consent of each holder of the 2017 Notes.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Note Guarantee or the Indentures or for any claim based on, in respect of, or by reason of, such obligations.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

The Trustee

Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indentures.  If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indentures as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indentures and the provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.  The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The Notes are represented in the form of global notes in fully registered book-entry form without interest coupons that are on deposit with the Trustee as custodian for The Depository Trust Company, also referred to as DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.  Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.  See “—Exchange of Book-Entry Notes for Certificated Notes”.  In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the participants.  The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.  The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it,

(1)                 upon deposit of the global notes, DTC will credit the accounts of participants designated by the beneficiaries with portions of the principal amount of the global notes; and

(2)                 ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own.  Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent.  Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indentures.  Under the terms of the indenture, the Company and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.  Consequently, none of the Company, the placement agents, the Trustee nor any agent of the Company, the placement agents or the Trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

The Company understands that DTC’s current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC.  Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company.  None of the Company nor the Trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.  Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the accountholders in DTC on the one hand and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.  Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear or Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a global note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC.  Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream accountholder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The Company understands that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants in whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given such direction.  However, if any of the events described under “—Exchange of Book-Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute such notes to its participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among accountholders in DTC and accountholders of Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time.  None of the Company, the initial purchasers or the Trustee nor any agent of the Company, the initial purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form if:

(1)                 DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the global note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)                 there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

In all the above cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indentures.  Reference is made to the Indentures for other capitalized terms used in this “Description of Other Indebtedness” for which no definition is provided.  Please note that there are differences in the definitions among the various series of Notes.  Although some of these differences have been described below, we urge holders of the Notes to read the Indentures because they (and not this description) define their rights as holders of the Notes.

“2011 Notes” means 8.0% Senior Notes due 2011 issued by the Company pursuant to the 2011 Notes Indenture, together with any exchange notes issued therefor.

“2011 Notes Indenture” means the indenture dated as of June 8, 2004, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated September 19, 2005, November 1, 2006 and July 9, 2009.

“2013 Notes” means 7.375% Senior Notes due 2013 issued by the Company pursuant to the 2013 Notes Indenture, together with any exchange notes issued therefor.

“2013 Notes Indenture” means the indenture dated as of September 19, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated November 10, 2005 and November 1, 2006.

“2015 Notes” means 7.875% Senior Notes due 2015 issued by the Company pursuant to the 2015 Notes Indenture, together with any exchange notes issued therefor.

“2015 Notes Indenture” means the indenture dated as of November 22, 2005 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indenture dated November 1, 2006.

“2017 Notes” means 12.5% Springing Notes due 2017 (plus any Capitalized Interest) issued by the Company pursuant to the 2017 Notes Indenture.

“2017 Notes Indenture” means the indenture dated as of November 29, 2007 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, including the supplemental indentures dated December 27, 2007, January 18, 2008 and July 9, 2009.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)                 the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2)                 the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3)                 the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)                 the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5)                 any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6)                 solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries and Regulated Subsidiaries;

(7)                 all extraordinary gains and, solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, extraordinary losses;

(8)                 the cumulative effect of changes in accounting principles; and

(9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, in no event will Citadel be deemed to be an Affiliate of the Company under the 2017 Notes Indenture.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1)                 all or any of the Capital Stock of any Restricted Subsidiary;

(2)                 all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3)                 any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:

(a)           sales or other dispositions of Investment Securities, inventory, receivables and other current assets;

(b)           sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(c)           sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2.5 million in any transaction or series of related transactions;

(d)           any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(e)           an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary; or

(f)           Permitted Liens, or foreclosure on assets as a result of Liens permitted under the “—Limitation on Liens” covenant.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Regulated Subsidiary” means (i) ETB Holdings, Inc. (provided that such entity is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such entity mean, or include, the Company), (ii) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OTS and the FDIC or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the Common Stock of which is owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors of the Federal Reserve System.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the applicable Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Interest” has the meaning set forth under “—Interest” under the 2017 Notes Indenture.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)                 a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of  the total voting power of the Voting Stock of the Company on a fully diluted basis; or

(2)                 individuals who on the applicable Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on such Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

Under the 2017 Notes Indenture, “Change of Control” also includes:

(3)                 the adoption of a plan of liquidation of the Company; or

(4)                 a voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis in one transaction or a series of related transactions; or

(5)                 the consummation of any merger or business combination if, after such transaction, holders of the Company’s Voting Stock before the transaction do not hold a majority of the voting power of the Company’s Voting Stock immediately after the transaction.

“Change of Control Agreement” means a definitive agreement the consummation of which will result in a Change of Control.

“Citadel” means Citadel Limited Partnership and/or any of its Affiliates.

“Closing Date” for any series of Notes means the date on which such Notes were originally issued under their respective Indentures.  For the 2011 Notes, the Closing Date is June 8, 2004, for the 2013 Notes, the Closing Date is September 19, 2005, for the 2015 Notes, the Closing Date is November 22, 2005, and for the 2017 Notes, the Closing Date is November 29, 2007.

“Collateral” means all property (whether tangible or intangible, real or personal), assets and Capital Stock of the Company and its Subsidiaries in which a security interest is granted as provided in “—Covenants—Springing Lien”, excluding, however, the Excluded Collateral.

“Collateral Agent” means the Person appointed as such in accordance with the terms of “—Collateral Documents and Security”.

“Collateral Documents” means each and every agreement, document and instrument executed by the Company or any of its Subsidiaries for purposes of giving effect to the provisions described in “—Covenants—Springing Lien”, including the Intercreditor Agreement.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the applicable Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)                 Consolidated Interest Expense;

(2)                 income taxes;

(3)                 depreciation expense;

(4)                 amortization expense; and

(5)                 all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary, or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                 the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                 any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating “Consolidated Fixed Charges”:

(3)                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(4)                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(5)                 notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Qualified Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness”, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however:

(1)                 any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof) and

(2)                 (a) For the 2011 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

              (b) For the 2013 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2013 Notes and the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

              (c) For the 2015 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2015 Notes, the 2013 Notes and the 2011 Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

              (d) For the 2017 Notes, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Credit Facility” means a credit facility of, or Guaranteed by, the Company and used by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital and other general corporate purposes together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” covenants.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company with total assets as determined under GAAP of at least $100,000, as set forth on the most recently available quarterly or annual consolidated balance sheet of such Restricted Subsidiary other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Collateral” means those assets of the Company and its Subsidiaries as to which (a) (i) Citadel, if Citadel holds a majority in principal amount of outstanding 2017 Notes or (ii) the Company’s Board of Directors if Citadel does not hold a majority in principal amount of outstanding 2017 Notes, as applicable, shall have determined in good faith that the costs of obtaining a security interest are unreasonably excessive in relation to the benefits to the holders of the security afforded thereby (which determination shall be delivered to the Trustee or a collateral agent appointed by the trustee to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents) or (b) the grant of security interest (x) is prohibited by or requires approval under the applicable law, regulation or rule including those of self-regulatory organizations, or (y) is prohibited by a contractual arrangement existing on the Closing Date for the 2017 Notes or any contractual arrangement entered into after the Closing Date for the 2017 Notes and approved by the holders of a majority in principal amount of outstanding 2017 Notes.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Closing” is defined in the Investment Agreement.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the applicable Closing Date for each series of Notes, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations contained or referred to in the Indentures shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) (a) for the 2011 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes; (b) for the 2013 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes and 2013 Notes; (c) for the 2015 Notes, the amortization of any expenses incurred in connection with the offering of the 2011 Notes, 2013 Notes and 2015 Notes; or (d) for the 2017 Notes, the amortization of any expenses incurred in connection with the offering of the Notes; and (2) except as otherwise provided, the amortization or writedown of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and Statement of Financial Accounting Standards No. 142.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                 all indebtedness of such Person for borrowed money;

(2)                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                 all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)                 all Capitalized Lease Obligations;

(6)                 all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)                 all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)                 Acquired Indebtedness;

(9)                 to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10)                 all obligations to redeem or repurchase Preferred Stock issued by such Person, other than PIK Preferred Stock, provided that Indebtedness shall not include:

(a)           obligations arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit;

(b)           indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary;

(c)           indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(d)           Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding 5% of Consolidated Net Worth;

(e)           indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(f)           indebtedness Incurred by Professional Path, Inc. in the ordinary course of its proprietary trading activities in an amount not to exceed at any one time outstanding of $5 million;

(g)           advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

(h)           Indebtedness Incurred by a Regulated Subsidiary and Guaranteed by the Company (i)(A) the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (B) where the provision of such Guarantee by the Company is required by the applicable regulatory authority or (ii) where the provision of such Guarantee by the Company is required by a bank, clearing house or other market participant in connection with the ordinary course of a Broker Dealer Regulated Subsidiary’s business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A)                 that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B)                 that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(C)                 that Indebtedness shall not include:

(1)           any liability for federal, state, local or other taxes,

(2)           performance, surety or appeal bonds provided in the ordinary course of business or

(3)           agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Indentures” means the 2017 Notes Indenture, the 2015 Notes Indenture, the 2013 Notes Indenture and the 2011 Notes Indenture.

“Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Intercreditor Agreement” means an intercreditor agreement among the Company, the Collateral Agent and the representative under the Credit Facility, in form and substance reasonably satisfactory to Citadel, if Citadel holds a majority in principal amount of outstanding 2017 Notes and, otherwise, in all instances in the form agreed upon by the Company and the representative under the Credit Facility, which Intercreditor Agreement, among other things may contain (a) provisions permitting the holders of the first priority liens, without the consent of the holders of the 2017 Notes, to change, waive, modify or vary the Collateral Documents or release Collateral and (b) waivers of certain rights of the holders of the 2017 Notes in bankruptcy or insolvency procedures.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or as a Regulated Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries” covenant.  For purposes of the definition of “Unrestricted Subsidiary” and the “—Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the Fair Market Value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of the “—Limitation on Asset Sales” covenant.

“Investment Agreement” means the Master Investment and Securities Purchase Agreement, dated as of the date of the 2017 Notes Indenture, between the Company and Citadel.

“Investment Grade Status” shall occur when the Notes receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)                 with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)           brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(2)           provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to stockholders of the type contemplated under clause (b)(9) under the covenant entitled “—Limitation on Restricted Payments” with respect to the taxable income relating to such Asset Sale or Regulated Sale;

(3)           payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4)           appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP; and

(b)                 with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of the Company under the Indentures and the Notes by any Subsidiary Guarantor.

“Note Lien” means all Liens that secure the obligations under the 2017 Notes and the Subsidiary Guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

(1)                 the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)                 the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)                 that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)                 that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                 that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                 that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

(7)                 that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or multiples of $1,000.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or multiples of $1,000.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of the Indentures.

“Outstanding Convertible Notes” means 6.00% convertible subordinated notes due February 2007, issued by the Company pursuant to the indenture dated February 1, 2000, outstanding on the applicable Closing Date for each series of Notes, and, for the 2011 Notes and 2013 Notes, “Outstanding Convertible Notes” also includes the 6.75% convertible subordinated notes due May 2008, issued by the Company pursuant to an indenture dated May 29, 2001, outstanding on the Closing Date for such Notes.

“OTS” means the Office of Thrift Supervision.

“Permitted Investment” means:

(1)                 an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary or Regulated Subsidiary; provided that such person’s primary business is a Related Business on the date of such Investment;

(2)                 Temporary Cash Investments and Investment Securities;

(3)                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)                 stock, obligations or securities received in satisfaction of judgments;

(5)                 an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)                 Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates; and

(7)                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “—Limitation on Asset Sales” covenant.

“Permitted Liens” means:

(1)                 Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2)                 statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)                 Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5)                 easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6)                 leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7)                 Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8)                 any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9)                 Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10)                 Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11)                 Liens in favor of the Company or any Restricted Subsidiary;

(12)                 Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)                 Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14)                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)                 Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(16)                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the applicable Closing Date;

(17)                 Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(18)                 (a) For the Senior Notes, Liens on or sales of receivables or mortgages.

               (b) For the 2017 Notes, Liens on or sales of receivables or mortgages in the ordinary course of business of the Company or its Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Preferred Stock” means Preferred Stock the terms of which do not permit the declaration or payment of any dividend or other distribution thereon or with respect thereto, or the redemption or conversion thereof, in each such case prior to the payment in full of the Company’s obligations under the Notes.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means indebtedness (1) incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the applicable Closing Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such indebtedness is incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof.  The term “Indebtedness” for purposes of clause (a)(3) under “—Covenants—Limitation on Indebtedness and Issuances of Preferred Stock” and clauses (4) and (6) of “—Covenants—Limitation on Liens” shall be deemed to include “Purchase Money Indebtedness”.

“Rating Agency” means any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

“Rating Decline” means for a particular series of Notes, (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Moody’s and S&P or (ii) a withdrawal of the rating of the Notes by Moody’s and S&P, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the Notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1)                 all or any of the Common Stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2)                 all or substantially all of the property and assets of an operating unit or business of any Regulated Subsidiary that constitutes a Significant Subsidiary, in each case, that is not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of assets of the Company; provided that “Regulated Sale” shall not include an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Related Business” means any financial services business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the applicable Closing Date, including, but not limited to, activities under Section 4(k) of the Bank Holding Company Act, as amended, or Section 10 of the Home Owners’ Loan Act, as amended, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries and its Regulated Subsidiaries existing on such date.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary, or a Regulated Subsidiary.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Secured Indebtedness Cap” means, on any date, an amount equal to 1.0 times the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period for which financial statements are available immediately preceding such date.  For purposes of making the computation referred to above, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for acquired indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of such calculation, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Domestic Subsidiary which provides a Note Guarantee of the Company’s obligations under the Indentures and the Notes pursuant to the “—Covenants—Future Subsidiary Guarantees”.

“Temporary Cash Investment” means any of the following:

(1)                 direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)                 demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)                 commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)                 securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6)                 any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trigger Date” means the earlier of (a) the first date on which the Company is allowed to grant Liens to secure Indebtedness in excess of $300,000,000 under the 2011 Notes without granting equal and ratable security to the holders of the 2015 Notes, 2013 Notes and/or 2011 Notes and (b) the date of the redemption of the 2011 Notes.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indentures.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Well Capitalized” means “well capitalized” within the meaning of 12 U.S.C. §1831o, as determined by a particular Bank Regulated Subsidiary’s appropriate federal banking agency, but in no event less than the amount required in a capital directive or other capital requirement by a federal banking agency.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.

In connection with the Debt Exchange and the successful consent solicitation, the following definitions were added to the 2011 Notes Indenture and 2017 Notes Indenture upon the execution of supplemental indentures dated July 9, 2009 amending the 2011 Notes Indenture and 2017 Notes Indenture.

“Exchange Securities” means up to an aggregate of $435,500,000 principal amount of convertible senior debentures of the Company issued in exchange for the 2011 Notes and up to an aggregate of $1,310,000,000 principal amount of convertible senior debentures of the Company issued in exchange for the 2017 Notes.

“Program” means the TARP Capital Purchase Program of Treasury.

“Program Documentation” means the letter agreement between Treasury and the Company setting forth the terms and conditions of the Program and all other documentation related thereto, including, but not limited to, a securities purchase agreement, certificate of designations for the TARP Preferred Stock and TARP Warrants.

“Qualified Equity Offering” means the issuance or sale after the issue date of the TARP Preferred Stock of Tier 1 qualifying perpetual Preferred Stock or Common Stock of the Company for cash or any other offering defined as a Qualified Equity Offering in the Program Documentation.

“Substitution Permanent Equity” means an economic interest of the Company classified as permanent equity under U.S. GAAP exchangeable for TARP Warrants at Treasury’s option if either (1) stockholder approval is required for the issuance of TARP Warrants but not obtained within 18 months of Treasury’s investment in the Company or (2) in the future the Company’s Common Stock is no longer listed or traded on a national securities exchange or securities association, equal to the fair market value of the TARP Warrants so exchanged or any other instrument or security required to be issued in the Program Documentation.

“TARP Preferred Stock” means senior perpetual Preferred Stock initially issued to Treasury qualifying as Tier 1 capital pursuant to the Program Documentation.

“TARP Warrants” means warrants on the Common Stock of the Company initially issued to Treasury pursuant to the Program Documentation.

“Treasury” means the United States Department of Treasury.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

Subject to the qualifications and limitations described below, the following are the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of Debentures and common stock.  This discussion applies only to Debentures and common stock that are held as capital assets.  In addition, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding Debentures or common stock as part of a hedge, “straddle,” integrated transaction or similar transactions;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons subject to the alternative minimum tax; and

•
Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of the Company’s common stock or more than 5% of the fair market value of the Debentures, or Non-U.S. Holders that, on the date of any acquisition of any Debentures, own Debentures with a fair market value of more than 5% of the fair market value of the common stock of the Company.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Debentures or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership.  Partnerships holding Debentures or common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Debentures or common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.  Persons considering acquiring Debentures or common stock should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

TAX CONSEQUENCES TO U.S. HOLDERS

As used herein, the term “U.S. Holder” means a beneficial owner of a Debenture or common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Debentures

Characterization of the Debentures

It is uncertain whether the Debentures should be classified as debt or equity for U.S. federal income tax purposes.  The determination of whether an instrument is debt or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances.  There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of instruments issued with terms and under circumstances similar to the Debentures, and no rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”) with respect to the Debentures.  The Company currently intends to take the position that the Debentures should be treated as debt for U.S. federal income tax purposes and to comply with the related information reporting and income tax withholding obligations, as applicable, on that basis.  However, such position is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such position.  If the Debentures were treated as equity, rather than debt, for U.S. federal income tax purposes, any accruals of income on the Debentures attributable to the Debentures being issued at a discount may be treated for U.S. federal income tax purposes as deemed dividends.

U.S. Holders should consult their own tax advisors regarding the proper classification of the Debentures for U.S. federal income tax purposes and the tax consequences to them of the Debentures being treated as equity instead of debt.  Except where otherwise explicitly noted, the remainder of this discussion assumes that the Debentures will be respected as debt for U.S. federal income tax purposes.

Issue Price of the Debentures

The issue price of the Debentures will depend on whether the 2017 Notes or the Debentures are “publicly traded” within the meaning of applicable Treasury regulations.  If either the 2017 Notes or the Debentures are publicly traded, the issue price of the Debentures will equal the fair market value of the Debentures (if the Debentures are publicly traded) or the 2017 Notes (if the Debentures are not publicly traded), in each case on the date of the issuance of the Debentures.  If neither the 2017 Notes nor the Debentures are publicly traded, the issue price of a Debenture will equal the present value of its stated principal amount using a discount rate specified by the IRS.  While not entirely clear, the Company will take the position that the 2017 Notes are publicly traded within the meaning of the applicable Treasury regulations.  The Debentures may also be publicly traded within the meaning of the applicable Treasury regulations.

Original Issue Discount on the Debentures

If the issue price of the Debentures is less than the principal amount of the Debentures (or $1,000 per Debenture), they will be considered to have been issued with original issue discount (“OID”) for U.S. federal income tax purposes, subject to a statutory de minimis exception.  U.S. Holders of Debentures will be required to include OID in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.  Under this method, U.S. Holders of Debentures generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Conversion of Debentures into Common Stock

A U.S. Holder’s conversion of a Debenture into common stock and cash in lieu of a fractional share of common stock will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will generally result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share).  However, the amount of any gain attributable to accrued market discount not previously included in income will be treated as ordinary income as described below under “—Market Discount on a Debenture.”  If, at the time of conversion, there is accrued market discount in excess of the amount so treated as ordinary income, such excess will be shifted to the common stock received and treated as described below under “—Tax Treatment of Common Stock—Sale or Other Disposition of Common Stock.”

A U.S. Holder’s tax basis in the common stock received upon a conversion of a Debenture (including any basis allocable to a fractional share) will equal the tax basis of the Debenture that was converted.  A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

The U.S. Holder’s holding period for the common stock received will include the U.S. Holder’s holding period for the Debenture converted.

Constructive Dividends on the Debentures

The conversion rate of the Debentures will be adjusted in certain circumstances.  Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a holder’s interest in the Company’s assets or earnings and profits may, in some circumstances, result in a deemed distribution to the holder.

If the Company were to make a distribution of cash or property to stockholders (for example, distributions of evidences of indebtedness or assets) and the conversion rate of the Debentures were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to the U.S. Holders of the Debentures.  In addition, any other increase in the conversion rate of the Debentures may, depending on the circumstances, be deemed to be a distribution to the U.S. Holders.  In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of the Company’s common stock or holders of Debentures, if as a result of such failure the proportionate interest of the stockholders or the Debenture holders (as the case may be) in the assets or earnings and profits of the Company is increased.

Any deemed distribution will be taxed in the same manner as an actual distribution.  See “Tax Treatment of Common Stock—Taxation of Distributions” below.  However, it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders.  U.S. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Constant Yield Election

A U.S. Holder may make an election to include in gross income all interest that accrues on a Debenture (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (“constant yield election”).

Market Discount on a Debenture

If a U.S. Holder purchases a Debenture for an amount that is less than its adjusted issue price (as defined below), the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.  For this purpose (and for the purpose of the acquisition premium rules described below), the adjusted issue price of a Debenture is the sum of the issue price of the Debenture (as described above) and the aggregate amount of previously accrued OID.  A U.S. Holder will be required to treat any gain on the sale, exchange, retirement or other disposition of a Debenture, as ordinary income to the extent of the market discount accrued on the Debenture at the time of disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues or pursuant to a constant yield election by the U.S. Holder as described under “Constant Yield Election” above.  A U.S. Holder’s tax basis in a Debenture will be increased by any amount of market discount that was previously included in the U.S. Holder’s income.  If a Debenture is disposed of in certain nontaxable transactions (not including a conversion into common stock), accrued market discount will be includible as ordinary income to the holder as if the holder had sold the Debenture at its then fair market value.  In addition, the holder may be required to defer, until maturity of the Debenture or its earlier disposition (including certain nontaxable transactions, but not including a conversion into common stock), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Debenture.

Acquisition Premium and Amortizable Bond Premium on a Debenture

A U.S. Holder who purchases a Debenture for an amount that is greater than its adjusted issue price but less than or equal to the sum of all amounts payable on the Debenture after the purchase date will be considered to have purchased the Debenture at an acquisition premium.  Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the Debenture for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If a U.S. Holder purchases a Debenture for an amount that is greater than the sum of all amounts payable on the Debenture, the holder will be considered to have purchased the Debenture with amortizable bond premium.  A U.S. Holder who purchases a Debenture with amortizable bond premium will not be required to accrue any OID in respect of such Debenture.  In general, amortizable bond premium with respect to any Debenture will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the Debenture.  A U.S. Holder of a Debenture would ordinarily be able to elect to amortize this bond premium, using a constant yield method, over the remaining term of the holder’s Debenture to generally offset qualified stated interest on the note; however, because the Debentures do not have any qualified stated interest, U.S. Holders of Debentures would not be able to use amortizable bond premium to offset any income.

If a U.S. Holder makes a constant yield election (as described under “Constant Yield Election” above) for a Debenture with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of a Debenture

Upon the sale, exchange or retirement of a Debenture (other than a conversion into common stock), a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Debenture.  A U.S. Holder’s adjusted tax basis in a Debenture generally will equal the cost of such Debenture to such holder, increased by any amounts includible in income by the holder as market discount and OID and reduced by any amortized bond premium on such Debenture. Gain on the sale, exchange or retirement of a Debenture will be ordinary income to the extent of any market discount not previously included in the holder’s taxable income.  Otherwise, gain or loss realized on the sale, exchange or retirement of a Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Debenture has been held by the holder for more than one year.  Long-term capital gains recognized by non-corporate U.S. Holders are currently subject to reduced tax rates.  The deductibility of capital losses may be subject to limitations.

Possible Effect of a Consolidation or Merger on the Debentures

In certain situations, the Company may consolidate or merge into another entity (as described above under “Description of Debentures—Consolidation, Merger and Sale of Assets”).  Depending on the circumstances, a change in the obligor of the Debentures as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. Holder and the modified Debenture could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Possible Characterization of the Debentures as Contingent Payment Debt Instruments

The Company may be required to repurchase the Debentures at 101% of their principal amount upon a Fundamental Change or a Change of Control, as described under “Description of Debentures—Fundamental Change Permits Holders to Require Us to Repurchase Debentures.”  Although the issue is not free from doubt, the Company intends to take the position that the possibility of such payments does not result in the Debentures being treated as contingent payment debt instruments under the applicable Treasury regulations.  The Company’s position is not binding on the IRS.  If the IRS takes a position contrary to that described above, a U.S. Holder may be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s method of accounting.  Such yield would be higher than the yield determined under the OID rules described above.  In addition, any gain on the sale, exchange, retirement or other taxable disposition of the Debentures (including any gain realized on conversion)

would be recharacterized as ordinary income.  U.S. Holders should consult their tax advisors regarding the tax consequences of the Debentures being treated as contingent payment debt instruments.  The remainder of this discussion assumes that the Debentures are not treated as contingent payment debt instruments.

Tax Treatment of Common Stock

Taxation of Distributions

Distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received.  If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock.  Any remaining excess will be treated as a capital gain.  Dividends received by non-corporate U.S. Holders in tax years prior to 2011 will be eligible to be taxed at reduced rates if the U.S. Holders meet certain holding period and other applicable requirements.  Dividends received by corporate U.S. Holders will be eligible for the dividends-received deduction if the U.S. Holders meet certain holding period and other applicable requirements.

The Company does not currently expect to pay cash dividends on common stock.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss a U.S. Holder realizes on the sale or other disposition of common stock will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder’s taxable income), and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year.  The amount of the U.S. Holder’s gain or loss will be equal to the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition.  Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates.  The deductibility of capital losses may be subject to limitations.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Debentures, dividends on the common stock and the proceeds from a sale or other disposition of the Debentures or the common stock.  A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a Debenture or common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes.  Such a holder should consult his or her tax advisor regarding the U.S. federal tax consequences of the ownership and disposition of Debentures or common stock.

Payments on the Debentures

Subject to the discussion below concerning the characterization of the Debentures and the discussion below concerning backup withholding, payments of principal, OID and premium on the Debentures by the Company or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of OID,

•
the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

OID on a Debenture will not be exempt from withholding tax unless the beneficial owner of the Debenture certifies on a properly executed IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder of a Debenture is engaged in a trade or business in the United States, and if OID on the Debenture is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise, except that the Non-U.S. Holder will be required to provide to the Company a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax.  These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Debentures including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

As discussed under “Tax Consequences to U.S. Holders—Tax Treatment of the Debentures—Characterization of the Debentures” above, the classification of the Debentures as debt or equity is uncertain.  If the Debentures were equity, rather than debt, for U.S. federal income tax purposes, any accruals of income on the Debentures attributable to the Debentures being issued at a discount may be treated for U.S. federal income tax purposes as deemed dividends.  Accordingly, if the IRS successfully challenges our position that the Debentures are debt for U.S. federal income tax purposes, any such deemed dividends on Debentures held by a Non-U.S. Holder would generally be subject to information reporting as such and withholding of income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty).  Furthermore, because there will be no current interest payments on the Debentures, such withholding could be made from shares of common stock received upon conversion, from a payment of principal at maturity or from the proceeds of a sale or other disposition of the Debentures.  Non-U.S. Holders should consult their own tax advisors regarding the possibility of withholding tax with respect to payments on the Debentures.

Sale, Exchange or Other Disposition of Debentures or Shares of Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of Debentures or common stock, unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise, or

•
the Company is or has been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

The Company believes that it is not, and does not anticipate becoming, a U.S. real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of Debentures or common stock is effectively connected with a conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise.  Non-U.S. Holders whose gain from dispositions of Debentures or common stock may be effectively connected with a conduct of a trade or business in the United States should consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of Debentures and common stock, including the possible imposition of a branch profits tax.

Dividends

The Company does not currently expect to pay cash dividends on common stock.  In the event that the Company does pay dividends, dividends paid to a Non-U.S. Holder of common stock and deemed dividends on the Debentures (as described above under “Tax Consequences to U.S. Holders—Tax Treatment of the Debentures—Constructive Dividends on the Debentures”) generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty.  In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a properly executed Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.  Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident.  A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

In the case of any constructive dividend on a Debenture, it is possible that the U.S. federal tax on the constructive dividend would be withheld from shares of common stock or sales proceeds subsequently paid or credited to a Non-U.S. Holder.  A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Federal Estate Tax Considerations for Holders of Debentures and Common Stock

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Debenture will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Debenture, if received by the decedent at the time of death, would have been:

•	subject to U.S. federal withholding tax (even if the IRS Form W-8BEN certification requirement described above were satisfied); or

•	effectively connected with the conduct by the holder of a trade or business in the United States.

In addition, if the Debentures were treated as equity for U.S. tax purposes (see “Tax Consequences to U.S. Holders—Tax Treatment of the Debentures—Characterization of the Debentures” above), absent an applicable treaty benefit, they would be treated as U.S. situs property subject to U.S. federal estate tax.

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the Debentures and common stock.  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Debentures or common stock and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the Debentures and on the common stock or on the proceeds from a sale or other disposition of the

Debentures or common stock.  The certification procedures required to claim the exemption from withholding tax on OID described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

SELLING SECURITYHOLDERS

The selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may from time to time offer and sell pursuant to this prospectus supplement any or all of the securities.  When we refer to the “selling securityholders” in this prospectus supplement, we mean such entities listed in the table below, as well as their transferees, pledges or donees or their successors.

The following table and related footnotes set forth information with respect to the selling securityholders and the principal amounts of the securities beneficially owned by each selling securityholder that may be offered under this prospectus supplement.  Unless set forth below, none of the selling securityholders has nor had within the past three years any material relationship with us or any of our predecessors or affiliates.  The information is based on information provided by or on behalf of the selling securityholders to us in a selling securityholder questionnaire and is as of the date specified by the selling securityholders in such questionnaire.  The selling securityholders may offer all, some or none of the securities, in one or more offerings.  Because the selling securityholders may offer all or some portion of the securities, no estimate can be given as to the amount of the securities that will be held by the selling securityholders upon termination of any sales.  In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act of 1933.

Selling Securityholders (1)(2)(3)	Principal Amount of Class A Debentures That May Be Sold (4)	Shares of common stock that may be sold (4) (5)
Wingate Capital Ltd.	$0	45,454,545
Citadel Equity Fund Ltd.	$1,029,670,000	120,354,531
Citadel Derivatives Trading Ltd.	$0	47,848
Citadel Securities LLC	$0	326,645
Total:	$1,029,670,000	166,183,569

(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus supplement if required.

(2)	All selling securityholders listed in this table are affiliates of Citadel.

(3)
For a description of recent transactions involving the selling securityholders and their affiliates, please see “E*TRADE Financial Corporation—Recent Developments” and the transactions and arrangements described in the Prospectus Supplement dated June 18, 2009, filed by the Company in connection with the Public Equity Offering as a supplement to the prospectus forming part of the Registration Statement on Form S-3ASR (File No. 333-158636) filed on April 17, 2009.

(4)	Assumes the offer and sale of all securities beneficially owned by the selling securityholders named in the table, although the securityholders are not obligated to sell any securities.

(5)	An indeterminate number of shares of Common Stock may be issued upon conversion of the Class A Debentures, not to exceed 995,812,379 shares.

PLAN OF DISTRIBUTION

The selling securityholders and their transferees, pledgees, donees or any of their successors-in-interest to securities received from a selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus supplement (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, on any market or trading facility on which the securities are traded or in private transactions, subject to applicable law.  These sales may be public or private, at prices and on terms then prevailing at the time of sale, at prices related to the prevailing market prices, fixed prices or negotiated prices.  Prices may change over time.  The securities may be sold by the selling securityholders directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers and/or underwriters designated from time to time.  In the event the securities are publicly offered through broker-dealers, underwriters or agents, the selling securityholders may enter into agreements with respect thereto.

The selling securityholders may, subject to applicable law, also use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” to or through market makers or into an existing market for the securities;

•	through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); including the exercise of such instruments by the selling securityholders or other persons;

•	short sales;

•	sales by broker-dealers of a specified amount of securities at a stipulated price per security;

•	through distribution of the securities by any selling securityholder to its partners, members or stockholders;

•	underwritten offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus supplement, or under another prospectus supplement, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.

The selling securityholders may also transfer, devise or gift the securities by other means not described in this prospectus supplement.  Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A or other exemptions from registration under of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus supplement.

The selling securityholders may enter into hedging or other derivative transactions with broker-dealers or other financial institutions in connection with distributions of the securities or otherwise.  In such transactions, broker-

dealers or financial institutions may engage in short sales of the securities in the course of hedging the position they assume with the selling securityholders.  The selling securityholders may (a) engage in short sales and other transactions in our securities; (b) engage in transactions in, and hold positions in, puts and calls, forward-exchange contracts, and collars, and other derivatives of our securities; and (c) sell or deliver the securities in connection with these transactions or positions, including as a result of the exercise of options or other derivatives by the selling securityholders or other persons.  If the selling securityholders sell securities short, they may redeliver the securities to close out such short positions.  The selling securityholders may also enter into option or other transactions with broker-dealers or financial institutions which require the delivery to the broker-dealer or the financial institution of the securities.  The broker-dealer or financial institution may then resell or otherwise transfer such securities under this prospectus.  In addition, the selling securityholders may loan their securities to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed securities into the public market.  The selling securityholders may also pledge their securities to their brokers or financial institutions and under the margin loan the broker or financial institution may, from time to time, offer and sell the pledged securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders may engage agents, underwriters or broker-dealers, and any broker-dealers may arrange for other broker-dealers, to participate in effecting sales of the securities.  The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act whether received from us, from the selling securityholders or from purchasers of offered securities for whom they act as agent.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.  Selling securityholders, underwriters, broker-dealers and agents who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Exchange Act.

Each selling securityholder and any other person participating in the sale of securities will be subject to, and has acknowledged that it understands its obligation to comply with, the applicable provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person participating in the sale of the securities.  Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities.  All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the specific securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in another prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus supplement relates or any periodic or current report under the Exchange Act that is incorporated by reference in this prospectus supplement.

Each of the selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We will not receive any of the proceeds from this offering.  The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any.  Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities.  Selling securityholders may ultimately not sell all, and conceivably may not sell any, of the securities offered by them under this prospectus supplement.  Because the selling securityholders may offer all or some portion of the above referenced securities under this prospectus supplement or otherwise, no estimate can be given as to the amount or percentage of such securities that will be held by the selling securityholders upon termination of any such sale.

Our outstanding common stock is listed for trading on the NASDAQ Global Select Market.  We have no plans to list the Notes on a securities exchange or to include the Notes in any automated quotation system upon their registration and can give no assurance about the development of any trading market for the Notes.

We entered into a registration rights agreement for the benefit of the selling securityholders to register their securities under applicable federal and state securities laws under specific circumstances and at specific times.  The registration rights agreement provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act.  We have agreed, among other things, to pay all expenses of the shelf registration statement to which this prospectus supplement relates, including fees and expenses of one counsel acting on behalf of the selling securityholders not to exceed $20,000.

Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of:

(1)                 the date as of which all securities have been sold pursuant to a registration statement filed under the Securities Act;

(2)                 the date as of which each of the selling securityholders is permitted to sell its securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder; and

(3)                 the date all securities cease to be outstanding.

Our obligation to keep the registration statement to which this prospectus supplement relates effective is subject to specified, permitted exceptions set forth in the registration rights agreement.  In these cases, we may prohibit offers and sales of the securities pursuant to the registration statement to which this prospectus supplement relates.

We may (not more than once in any 6-month period) suspend for a reasonable period of time (not to exceed 60 calendar days) the use of the registration statement to which this prospectus supplement relates if, in the good faith determination of our Board, the use of this registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.  If such a suspension occurs and to the extent required under the Securities Act, we will file a prospectus supplement or post-effective amendment to the registration statement to which this prospectus supplement relates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus supplement forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement:

(a)                 our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009, except for Items 6, 7 and 8, which were updated on the Current Report on Form 8-K filed with the SEC on May 14, 2009;

(b)                 our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009, filed with the SEC on May 5, 2009 and the three months ended June 30, 2009, filed with the SEC on August 6, 2009;

(c)                 our Current Reports on Form 8-K filed with the SEC on May 8, 2009, May 14, 2009, June 10, 2009, June 10, 2009, June 17, 2009, June 19, 2009, June 23, 2009, June 30, 2009, July 2, 2009, July 9, 2009, July 22, 2009, August 19, 2009, August 20, 2009, August 25, 2009, September 9, 2009, September 14, 2009 and September 15, 2009 and our Current Report on Form 8-K/A filed on August 26, 2009; and

(d)                 The description of our capital stock and the rights associated therewith included in our Registration Statement on Form 8-A12B filed with the SEC on December 26, 2006, including any amendments or reports filed for the purpose of updating such descriptions.

Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 135 East 57th Street, New York, New York 10022, (888) 772-3477.  Information about us, including our SEC filings, is also available at our website at www.etrade.com.  The information on our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus and should not be relied upon in determining whether to make an investment in our securities.

PROSPECTUS

E*TRADE Financial Corporation

Common Stock, Preferred Stock, Debt Securities,
Depositary Shares, Rights, Warrants, Purchase
Contracts, and Units

We may issue shares of our common stock and preferred stock, debt securities, depositary shares, rights, warrants, purchase contracts and units, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.  This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.  We will provide the specific terms of these securities in supplements to this prospectus.  The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document.  You should read this prospectus and the applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering.  The securities may be sold directly to you, through agents, or through underwriters and dealers.  If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC.”  On April 15, 2009, the last reported sale price on the Nasdaq Global Select Market for our common stock was $2.08.

Investing in these securities involves certain risks.  See “Item 1A – Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2009

i

You should rely only on the information contained in or incorporated by reference in this prospectus in any supplement hereto or in any related free-writing prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.  The terms “E*TRADE,” the “Company,” “we,” “us,” and “our” refer to E*TRADE Financial Corporation and, except where expressly indicated or the context otherwise requires, its subsidiaries.

TABLE OF CONTENTS

ii

THE COMPANY

E*TRADE Financial Corporation is a financial services company that provides online brokerage and related products and services primarily to individual retail investors, under the brand “E*TRADE Financial.” Our products and services include investor-focused banking, primarily sweep deposits and savings products, and asset gathering. Our competitive strategy is to attract and retain customers by emphasizing low-cost, ease of use and innovation, with delivery of our products and services primarily through online and technology-intensive channels.

Our corporate offices are located at 135 East 57th Street, New York, New York 10022. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We operate directly and through numerous subsidiaries many of which are overseen by governmental and self-regulatory organizations. Our most significant subsidiaries are described below:

•
E*TRADE Bank is a Federally chartered savings bank that provides investor-focused banking services to retail customers nationwide and deposit accounts insured by the Federal Deposit Insurance Corporation (“FDIC”);

•	E*TRADE Capital Markets, LLC is a registered broker-dealer and market-maker;

•
E*TRADE Clearing LLC is the clearing firm for our brokerage subsidiaries and is a wholly-owned operating subsidiary of E*TRADE Bank. Its main purpose is to transfer securities from one party to another; and

•	E*TRADE Securities LLC is a registered broker-dealer and the primary provider of brokerage services to our customers.

We provide services primarily to customers in the U.S. through our website at www.etrade.com. We also offer, either alone or with our partners, branded retail websites outside of the U.S. the most significant of which are: Denmark, Estonia, Finland, France, Germany, Hong Kong, Iceland, the Netherlands, Norway, Singapore, Sweden, the United Arab Emirates and the United Kingdom.

In addition to our websites, we also provide services through our network of customer service representatives, relationship managers and investment advisors. We provide these services over the phone or in person through our 29 E*TRADE Financial Centers.

We maintain a website at www.etrade.com where general information about us is available. Information on our website is not a part of this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current  reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

(a)	Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 26, 2009; and

(b)
The description of our capital stock and the rights associated therewith included in our Registration Statement on Form 8-A12B filed with the SEC on December 26, 2006, including any amendments or reports filed for the purpose of updating such descriptions.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 135 East 57th Street, New York, New York 10022, (888) 772-3477.  Information about us, including our SEC filings, is also available at our website at www.etrade.com.  However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus and in the documents we incorporate herein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Statements in this prospectus that are not statements of historical facts are hereby identified as forward-looking statements for these purposes. In particular, statements that we make under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 relating to our overall volume trends, and industry forces, margin trends, anticipated capital expenditures and our strategies are forward-looking statements. When used in this document, the words “may,” “believe”, “expect”, “intend,” “anticipate”, “estimate”, “project”, “plan”, “should” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements are set forth under “Risk Factors” and discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008, including the following:

•
our potential inability to return to profitability, particularly in light of the significant losses we incurred in 2008 and the substantial diminution in customer assets and accounts we experienced as a result of the losses in our institutional business segment in 2007;

•	potential increases in our provision for loan losses if the residential real estate and credit markets continue to deteriorate and potential concerns about our continued viability;

•	our potential inability to retain our current customer assets and accounts and to rebuild our franchise by reclaiming customers and growing assets;

•	our potential inability to service our substantial indebtedness and obtain additional financing, as well as the challenges we face due to our substantial leverage;

•	liabilities and costs associated with investigations and lawsuits, including those relating to our losses from mortgage loans and asset-backed securities;

•	our potential inability to compete effectively;

•	adverse changes in general economic conditions, including fluctuations in interest rates;

•	adverse changes in governmental regulations or enforcement practices; and

•	other factors described elsewhere in this prospectus or in our current and future filings with the SEC.

We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks.  New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including, but not limited to, funding our operations and financing capital expenditures.  We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities.  If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Although we do not currently have any plans to pay cash dividends on our common stock, we may do so in the future (subject to any applicable contractual or other restrictions).

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and preferred stock dividends:

	For the Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	(a)	(b)	1.61	1.75	1.95
Ratio of earnings to fixed charges and preferred stock dividends	(a)	(b)	1.61	1.75	1.95

The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, discontinued operations and the cumulative effect of accounting changes less equity in the income (loss) of investments plus fixed charges less the preference securities dividend requirement of consolidated subsidiaries by (ii) fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, the estimated interest component of rent expense (calculated as one-third of net rent expense) and the preference securities dividend requirement of consolidated subsidiaries.

(a) Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $1.3 billion.

(b) Earnings for the year ended December 31, 2007 were inadequate to cover fixed charges. The coverage deficiency was $2.2 billion.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Bylaws (“Bylaws”) and applicable provisions of law.  We have summarized certain portions of the Certificate of Incorporation and Bylaws below.  The summary is not complete.  The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement of which this prospectus forms a part and are exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008.  You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect.  This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share.  As of April 14, 2009, we had outstanding 572,104,465 shares of our common stock.  As of April 14, 2009, we had 1,858 stockholders of record.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends.  If we liquidate, dissolve or wind-up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of our offering will be fully paid and non-assessable.

Stockholder Rights Plan

Our board of directors adopted a Stockholder Rights Plan in July 2001.  In connection with the Stockholder Rights Plan, our board of directors declared and paid a dividend of one participating preferred share purchase right for each share of common stock outstanding on July 17, 2001.  In addition, each share of common stock issued after July 17, 2001 was issued, or will be issued, with an accompanying participating preferred share purchase right.  Each right entitles the holder, under certain circumstances, to purchase from us one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $0.01 per share, at an exercise price of $50.00 per one-thousandth of a share of Series B Participating Cumulative Preferred Stock.

The rights are evidenced by the certificates for, and are transferred with, our common stock and will not separate from the underlying common stock and will not be exercisable until the earlier of either (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the outstanding shares of the Company’s common stock (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by our board of directors before any person has become an Acquiring Person) following the commencement of a tender offer or exchange offer which would result in any person or group of persons becoming an Acquiring Person. The rights will expire on the earlier of (a) July 9, 2011 or (b) redemption of exchange of the rights by the Company, as described below.

The board of directors may exchange the rights at a ratio of one share of common stock for each right at any time after a person or group of affiliated or associated persons has become an Acquiring Person but before such person or group of affiliated or associated persons acquires beneficial ownership of 50% or more of the outstanding shares of our common stock. The board of directors may also redeem the rights at a price of $.01 per right at any time before any person has become an Acquiring Person.

If, after the rights become exercisable, we agree to merge into another entity, another merges into us or we sell more than 50% of our assets, each right will entitle the holder to purchase, at a price equal to the exercise price of the right, a number of shares of common stock of such surviving or acquiring entity having a then-current value of two times the exercise price of the rights.

This description is not complete and is qualified, in its entirety, by reference to the Rights Agreement dated as of July 9, 2001, a copy of which was filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 10, 2001, including any amendments or reports filed for the purpose of updating such description.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws, Stockholder Rights Plan, and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws provide for a classified board of directors and permit the board to create new directorships and to elect new directors to serve for the full term of the class of directors in which the new directorship was created. The terms of the directors are staggered to provide for the election of approximately one-third of the board members each year, with each director serving a three-year term. In uncontested elections, each director must be elected to the board by the majority of the votes cast with respect to the director’s election, and must submit his or her resignation to the board if he or she does not obtain the required majority. The board has the power to decide whether or not to accept the resignation, but must publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote. The board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the board occurring for any reason, including a vacancy from an enlargement of the board; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred. A director or the entire board may be removed by stockholders, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our stockholders may only be called by our Chairman of the board, our President, a majority of the number of directors constituting the full board, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the board at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full board approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•
a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Exchange Act, of an interested stockholder,

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•
the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•
the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder, or

•
any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•
that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•
are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

As described below under “Description of Preferred Stock,” our board of directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations preferences, qualifications, limitations and restrictions applicable to the preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

These provisions of our Certificate of Incorporation and Bylaws may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our board of directors. These provisions of our Certificate of Incorporation and Bylaws can be changed or amended only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock.

Stockholder Rights Plan

The Stockholder Rights Plan approved by our board of directors is designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our board of directors and that prevents our stockholders from realizing the full value of their shares of our common stock. The rights are not intended to prevent a takeover of us.

We may redeem the rights at a price of $0.01 per right at any time prior to the acquisition of 10% or more of our outstanding common stock by a single acquiror or group. Accordingly, the rights should not interfere with any merger or business combination approved by our board of directors.

However, the rights may have the effect of rendering more difficult or discouraging an acquisition of us that is deemed undesirable by our board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negotiation, purchase or redemption of the rights.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•
any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC.”

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

We have summarized certain terms of the certificate of designation below.  The summary is not complete.  The certificate of designation will be filed with the SEC in connection with an offering of preferred stock.

Under our Certificate of Incorporation, our board of directors has the authority to:

•	create one or more series of preferred stock,

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and

•	determine the preferences, rights, privileges and restrictions of any series.

Our board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

In connection with our Stockholder Rights Plan, our board of directors has designated and reserved for issuance a series of 500,000 shares of Series B Participating Cumulative Preferred Stock, par value $0.01 per share. We may issue these shares of preferred stock under certain circumstances if the rights distributed to our stockholders pursuant to our Stockholder Rights Plan become exercisable. See “Description of Common Stock—Stockholder Rights Plan.”

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Warrants” and “Description of Units,” the terms “we,” “us” and “our” refer only to E*TRADE and not to any existing or future subsidiaries of E*TRADE.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•
the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•
any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default

An event of default for any series of senior debt securities is defined under the senior indenture as being:

•
our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•
our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•
our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or

•	the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

•	we:

•
commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•
consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

•	effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of all series then outstanding under the senior indenture (treated as one class) may, by written notice to us and to the trustee, if such notice is given by the holders, declare the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding to be immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance

The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•
all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•
the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•
we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•
such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•
we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver

We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•
to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect, or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to comply with the provisions described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•
changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•
reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•
modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•
all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of E*TRADE, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor E*TRADE will be liable if either the depositary or E*TRADE is prevented or delayed by law or any circumstance beyond either the depositary or E*TRADE’s control in performing their respective obligations under the deposit agreement. E*TRADE’s obligations and the depositary’s obligations will be limited to the performance in good faith of E*TRADE or the depositary’s respective duties under the deposit agreement. Neither the depositary nor E*TRADE will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. E*TRADE and the depositary may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.  We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof of vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis.  The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.  Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.  Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, depositary shares, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of E*TRADE, the trustee, any warrant agent, unit agent or any other agent of E*TRADE, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling security holder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, as of January 1, 2007, and the adoption of Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurement, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, on January 1, 2008, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting) which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.